                         SECURITIES PURCHASE AGREEMENT

                                 by and among

                     DOBSON CELLULAR OF CALIFORNIA, INC.,

                      SANTA CRUZ CELLULAR TELEPHONE, INC.

                                      and

                     THE SHAREHOLDERS AND OPTIONHOLDERS OF
                      SANTA CRUZ CELLULAR TELEPHONE, INC.
              WHO ARE AND WHO HEREAFTER BECOME SIGNATORIES HERETO

                          DATED AS OF March 25, 1998

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
ARTICLE I   PURCHASE AND SALE OF SECURITIES                                   2

Section     1.01  Transfer of Securities                                      2

ARTICLE II  PURCHASE PRICE                                                    2

Section     2.01  Purchase Price; Deposit                                     2
Section     2.02  Payment of Purchase Price                                   3
Section     2.03  Purchase Price Adjustments                                  3

ARTICLE III CLOSING                                                           7
i
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE SELLERS                     7

Section     4.01  Organization; Qualification                                 7
Section     4.02  Consents; Authorization; Execution and
                  Delivery of Agreement                                       7
Section     4.03  Subsidiaries and Interests in Other Companies               8
Section     4.04  Capital Stock; Interests                                    8
Section     4.05  Ownership of Securities                                     8
Section     4.06  Real Property-Owned                                         8
Section     4.07  Real and Personal Property-Leased                           8
Section     4.08  Existing Contracts                                          9
Section     4.09  Governmental Licenses                                      11
Section     4.10  Compliance with Law                                        11
Section     4.11  No Violation of Existing Agreements                        11
Section     4.12  Litigation and Legal Proceedings                           11
Section     4.13  Environmental Compliance                                   12
Section     4.14  Employees                                                  13
Section     4.15  Employee Benefits                                          13
Section     4.16  Tax Matters                                                14
Section     4.17  Financial Statements                                       15
Section     4.18  Subscribers; Agents                                        17
Section     4.19  Insurance                                                  17
Section     4.20  Brokers                                                    17
Section     4.21  Undisclosed Liabilities; Guarantees                        17

Section     4.22  Pricing of Services                                        18
Section     4.23  Proprietary Rights                                         18
Section     4.24  Accounts Receivable and Bad Debts                          18
Section     4.25  Product Information                                        19
Section     4.26  Certain Business Relationships                             19
Section     4.27  Officers and Directors and Certain Authorized Persons      19
Section     4.28  Disclosure                                                 19

ARTICLE V   PURCHASER'S REPRESENTATIONS                                      20

Section     5.01  Organization; Qualification                                20
Section     5.02  Consents; Authorization; Execution and Delivery of
                  Agreement                                                  20
Section     5.03  Litigation and Legal Proceedings                           20
Section     5.04  Brokers                                                    20
Section     5.05  Investment Intent                                          20
Section     5.06  No Outside Reliance                                        21

ARTICLE VI  THE COMPANY'S, SELLERS' AND PURCHASER'S COVENANTS                21

Section     6.01  Financial Statements and Cellular System Information       21
Section     6.02  Governmental Approvals                                     21
Section     6.03  Third Party Consents; Closing Conditions                   22
Section     6.04  Access                                                     22
Section     6.05  Conduct of Business                                        23
Section     6.06  No Shopping                                                26
Section     6.07  Employees                                                  26
Section     6.08  Supplemental Disclosure                                    26
Section     6.09  Unitel                                                     26
Section     6.10  Audit of Company's 1997 Financial Statements               26
Section     6.11  Offer to Purchase Remaining Securities                     27
Section     6.12  Company's Articles and By-Laws                             28
Section     6.13  Employees of Unitel                                        28

ARTICLE VII CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE          28

Section     7.01  Accuracy of Representations and Warranties;
                  Performance of this Agreement                              28
Section     7.02  Directors' Resolutions                                     29
Section     7.03  Incumbency Certificate                                     29
Section     7.04  Third Party Consents; FCC; Hart-Scott Act                  29
Section     7.05  Contract Termination                                       29
Section     7.06  No Material Adverse Change                                 29

Section     7.07  Securities to Be Purchased                                 29
Section     7.08  Opinion of Counsel to Sellers                              30
Section     7.09  Opinion of FCC Counsel to the Company                      30
Section     7.10  Subscribers                                                30
Section     7.11  Estoppel                                                   30
Section     7.12  Resignations of Officers and Directors                     30
Section     7.13  Payment of Indebtedness                                    30
Section     7.14  Operating Cash Flow                                        30
Section     7.15  Escrow Agreement                                           31
Section     7.16  Management Contract                                        31

ARTICLE VIII  CONDITIONS PRECEDENT TO THE COMPANY'S AND EACH SELLER'S
              OBLIGATION TO CLOSE                                            31

Section       8.01  Accuracy of Representations and Warranties;
                    Performance of this Agreement                            31
Section       8.02  Directors' Resolutions                                   31
Section       8.03  Incumbency Certificate                                   31
Section       8.04  FCC; Hart-Scott Act                                      32
Section       8.05  Opinion of Counsel to Purchaser                          32

ARTICLE IX    CASUALTY LOSSES                                                32

ARTICLE X     INDEMNIFICATION                                                32

Section       10.01 Indemnification by Sellers                               32
Section       10.02 Indemnification by Purchaser                             33
Section       10.03 Notice of Claims; Defense of Third Party Claims          34
Section       10.04 Limitations                                              35

ARTICLE XI    CONFIDENTIALITY AND PRESS RELEASES                             36

Section       11.01 Confidentiality                                          36
Section       11.02 Press Releases                                           36
Section       11.03 Disclosures Required By Law                              36

ARTICLE XII   TERMINATION                                                    36

Section       12.01 Breaches and Defaults; Opportunity to Cure               36
Section       12.02 Termination                                              37

ARTICLE XIII  BROKERS' FEES                                                  37

ARTICLE XIV   MISCELLANEOUS                                                  38

Section     14.01 Additional Instruments of Transfer                         38
Section     14.02 Notices                                                    38
Section     14.03 Expenses                                                   39
Section     14.04 Sellers' Representative                                    39
Section     14.05 Specific Performance                                       40
Section     14.06 Governing Law                                              40
Section     14.07 Assignment                                                 40
Section     14.08 Successors and Assigns                                     41
Section     14.09 Amendments; Waivers                                        41
Section     14.10 Entire Agreement                                           41
Section     14.11 Counterparts                                               41
Section     14.12 Severability                                               41
Section     14.13 Section Headings                                           41
Section     14.14 Interpretation                                             41
Section     14.15 Further Assurances                                         41
Section     14.16 Third Parties                                              41
Section     14.17 Waiver of Jury Trial; Jurisdiction                         41

                                 DEFINED TERMS

        TERM                                            SECTION CITE
        ----                                            ------------

Acceptance Deadline                                    Section 6.11
Acceptance Signature Page                              Section 6.11
Adjustment Amount                                      Section 2.03(h)
Adjustments                                            Section 2.03(g)
Agreed Adjustment Amount                               Section 2.03(h)
Asserting Party                                       Section 10.03
Audit                                                  Section 6.10
Audited Historical Financial Statements                Section 4.17(a)
Authorizations                                         Section 4.09(b)
Balance Sheet Date                                     Section 4.17(a)
Base Price                                             Section 2.01
Breaching Party                                       Section 12.01
Budget                                                 Section 4.17(a)
Business                                                 Recitals
Capital Expenditures Adjustment                        Section 2.03(d)
Cellular Area                                            Recitals
Cellular System                                          Recitals
Cellular Authorizations                              Article III
CERCLA                                                 Section 4.13
Claims                                                Article IX
Closing                                               Article III
Closing Certificate                                    Section 2.03(h)
Closing Date                                          Article III
Code                                                   Section 4.15
Common Stock                                             Recitals
Controlled Group Member                                Section 4.15
CPUC                                                   Section 4.09
Current Assets                                         Section 2.03(a)
Current Financial Statement                            Section 4.17(a)(ii)
Current Liabilities                                    Section 2.03(a)
Debt Adjustment                                        Section 2.03(f)
December Balance Sheet                                 Section 4.17(a)(ii)
Defending Party                                       Section 10.03
Deposit                                                Section 2.01
Deposit Escrow Agent                                   Section 2.01
Deposit Escrow Agreement                               Section 2.01
Disclosing Party                                      Section 11.01
DOJ                                                    Section 7.04
Employee Benefit Plan                                  Section 4.15
Encumbrances                                           Section 1.01
Environmental Laws                                     Section 4.13


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

ERISA                                                  Section 4.15
Escrow Agent                                           Section 2.02
Escrow Agreement                                       Section 2.02
Escrow Payment                                         Section 2.02
Existing Contracts                                     Section 4.08(b)
FCC Authorizations                                      Article III
Final Adjustment Amount                                Section 2.03(h)
Final Order                                            Section 7.04
FTC                                                    Section 7.04
GAAP                                                   Section 2.03(a)
Hart-Scott Act                                         Section 6.02(b)
Hazardous Substance                                    Section 4.13
Indemnified Purchaser Parties                         Section 10.01
Independent Accountants                                Section 2.03(h)
Interim Financial Statements                           Section 6.01
IRS                                                    Section 4.15
Liquidated Damages Amount                              Section 2.01
Loss                                                  Section 10.01
Management Contract                                     Recitals
Material Adverse Effect                                Section 7.01
Material Loss                                          Section 7.01
Microwave Authorizations                               Article III
Non-Breaching Party                                   Section 12.01
Objection Notice                                       Section 6.10
OCF Calculation                                        Section 6.10
Offer                                                  Section 6.11
Operating Budget                                       Section 6.01
Operating Cash Flow                                    Section 7.14
Options                                                  Recitals
Option Shares                                            Recitals
Other Holders                                          Section 6.11
Outside Date                                          Section 12.02
Outstanding Shares                                       Recitals
Ownership Percentage                                   Section 2.02
Person                                                 Section 4.03
Phase I and II Assessments                             Section 6.04(b)
Purchased Percentage                                     Recitals
Purchase Orders                                        Section 4.08(a)
Purchase Price                                         Section 2.01
Purchaser's Accountant                                 Section 6.10
Purchaser's Estimate                                   Section 2.03(g)
RCLA                                                   Section 4.13
Recipient Party                                       Section 11.01
Response Period                                        Section 2.03(h)
Securities                                               Recitals

Sellers' Accountants                                   Section 6.10
Sellers' Estimate                                      Section 2.03(f)
Sellers' Representative                               Section 14.04
Shares                                                   Recitals
Subscriber                                             Section 2.03(a)
Subscriber Adjustment                                  Section 2.03(c)
Survival Period                                       Section 10.04
Target Number of Subscribers                           Section 2.03(a)
Tentative Subscriber                                   Section 2.03(a)
Third Party Claim                                     Section 10.03
Total Purchase Price                                   Section 2.01
Total Shares                                             Recitals
Twelve Month Income Statement                          Section 4.17(a)
Unitel                                                   Recitals
Working Capital Adjustment                             Section 2.03(b)

SCHEDULES
----------

1                        Sellers
2.03(a)                  Promotional Plans
4.01                     Charter
4.04                     Outstanding Securities
4.07(a)                  Real Property Leased by Company
4.07(b)                  Personal Property Leased by Company
4.08                     Existing Contracts
4.09                     Authorizations
4.10                     Violation of Laws
4.11                     Violation of Existing Contracts
4.12                     Litigation
4.13                     Environmental Noncompliance
4.14                     Employees
4.15                     Employee Benefit Plans
4.16                     Tax Noncompliance
4.17(a)(i)               Audited Historical Financial Statements
4.17(a)(ii)              Current Financial Statements
4.17(a)(iii)             Capital Expenditures Plan
4.17(c)                  Changes since Balance Sheet Date
4.18                     Subscribers; Agents
4.21                     Guarantees and Certain Liabilities
4.22                     Rate Plans
4.23                     Proprietary Rights
4.24                     Subscriber Receivables
4.25                     Manufacturers of Handsets
4.26                     Certain Business Relationships
4.27                     Officers, Directors and Certain Authorized Persons
6.01                     Operating Budget
14.04                    Sellers' Expenses

EXHIBITS
--------

A    Escrow Agreement

B    Opinion of Counsel for the Company and the Sellers

C    Opinion of FCC Counsel for the Company and the Sellers

D    Opinion of Counsel for Purchaser

E.   Deposit Escrow Agreement

                         SECURITIES PURCHASE AGREEMENT


     THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made and entered into as of March 25, 1998 by and among DOBSON CELLULAR OF CALIFORNIA, INC., an Oklahoma corporation ("Purchaser"), SANTA CRUZ CELLULAR TELEPHONE, INC., a California corporation (the "Company") and THE SHAREHOLDERS AND OPTIONHOLDERS OF THE COMPANY WHO ARE SIGNATORIES HERETO and THE SHAREHOLDERS AND OPTIONHOLDERS of the Company who become parties hereto after the date hereof in accordance with the provisions of this Agreement (individually, a "Seller" and collectively the "Sellers").

                                R E C I T A L S

     WHEREAS, the Company owns all right, title and interest in those certain licenses granted by the Federal Communications Commission ("FCC") to provide cellular radio telephone service in the FCC's Santa Cruz cellular geographic service area in the State of California (the "Cellular Area") and owns and operates pursuant to such licenses the non-wireline cellular telephone system in the Cellular Area (the "Cellular System"); and

     WHEREAS, the Company's only business is the ownership and operation of the Cellular System (the "Business"); and

     WHEREAS, the Company's authorized capital stock consists of (i) 10,000,000 shares of Common Stock, no par value per share (the "Common Stock"), of which 24,558.2215 shares are issued and outstanding (the "Shares") and of which the Company has reserved 2,000 shares of Common Stock for issuance (the "Option Shares", and together with the Shares, the "Total Shares") upon exercise of outstanding options to purchase Common Stock (the "Options" and together with the Shares the "Securities") and (ii) 2,000,000 shares of Preferred Stock, $.001 par value per share (the "Preferred Stock") none of which have been issued; and

     WHEREAS, the Sellers who are executing this Agreement on the date hereof (collectively, the "Majority Shareholders") own 68.6319% of the Shares and 64% of the outstanding Options and each such Seller owns the number of Shares and Options set forth on SCHEDULE 4.04(a); and

     WHEREAS, it is anticipated that the Company will notify its Shareholders and Option holders who are not currently parties to this Agreement of the offer by Purchaser to acquire the Securities held by them to Purchaser on the same terms and conditions as are provided for herein by their Agreement to become bound by the terms and conditions of the Agreement as a "Seller" in accordance with the terms hereof; and

     WHEREAS, the percentage of the Total Shares to be purchased by Purchaser under this Agreement on the Closing Date (as hereinafter defined) including by the purchase of the Options, is referred to herein as the "Purchased Percentage"; and

     WHEREAS, Purchaser desires to purchase the Securities from Sellers, and Sellers desire to sell the Securities to Purchaser, all subject to the terms and conditions set forth herein; and

     WHEREAS, the Sellers who are currently parties to this Agreement own at least 70.3623% of the outstanding voting membership interest of Unitel, LLC, a California limited liability company ("Unitel"), the exclusive business of which is the provision of management services to the Company pursuant to a Management Agreement dated September 1, 1995 (the "Management Contract"); and

     WHEREAS, the Sellers shall cause Unitel to terminate the Management Contract at or prior to the Closing without cost or penalty to the Company and cause Unitel to be dissolved and liquidated promptly after the Closing;

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                        PURCHASE AND SALE OF SECURITIES

     SECTION 1.01. TRANSFER OF SECURITIES. Except as otherwise provided and subject to the terms and conditions set forth in this Agreement, Sellers agree to sell, convey, assign, transfer and deliver to Purchaser, and Purchaser agrees to purchase from Sellers at the Closing, all of Sellers' right, title and interest in and to the Securities, free and clear of all options, pledges, obligations, security interests, liens, charges, rights of third parties, community property rights and other encumbrances (collectively, "Encumbrances").

                                  ARTICLE II
                                PURCHASE PRICE

     SECTION 2.01. PURCHASE PRICE; DEPOSIT. The total unadjusted purchase price for 100% of the outstanding Securities shall be Thirty-six Million Dollars ($36,000,000) (the "Base Price"), as adjusted in accordance with the provisions of Section 2.04 hereof (as adjusted, the "Total Purchase Price").
As used in this Agreement the term "Purchase Price" shall mean the product of Total Purchase Price and the Purchased Percentage. Simultaneously with the execution of this Agreement, Purchaser is depositing as a good faith deposit One Million Dollars ($1,000,000) (the "Deposit") with CoreStates Bank, N.A. (the "Deposit Escrow Agent"), to be held, invested and disbursed pursuant to the terms of the Deposit Escrow Agreement in the form of EXHIBIT E attached hereto (the "Deposit Escrow Agreement"). If the Closing occurs, then the Deposit and all earnings on the Deposit shall be paid to Sellers at Closing pursuant to the Deposit Escrow Agreement, and the full amount shall be paid as a portion of the Purchase Price to be paid at Closing by Purchaser for the Securities. If Sellers terminate this Agreement in accordance with the provisions of Section 12.02(d), at the time of such termination neither Sellers nor the Company are in material breach (following the expiration of any applicable cure period) of any of representations, warranties, covenants or agreements set forth in this Agreement and the conditions set forth in Sections
7.04 and 7.06 would have been satisfied had Closing occurred on the date Sellers terminate this Agreement, then Sellers shall be entitled to and shall be paid the Deposit as liquidated damages (the "Liquidated Damages Amount"), which Liquidated Damages Amount the parties agree is a fair and reasonable measure of the damages that Sellers would sustain as a result of such termination. Notwithstanding anything else set forth in this

Section 2.01, Sellers' sole and exclusive recourse for Purchaser's breach of its representations or obligations under this Agreement shall be to receive the Liquidated Damages Amount on the terms and conditions set forth in this
Section 2.01. In any other case if the Closing does not occur, then, pursuant to the Deposit Escrow Agreement, the Deposit and all earnings thereon shall be paid to Purchaser. All payments by the Deposit Escrow Agent shall be made in accordance with the procedures and other provisions set forth in the Deposit Escrow Agreement.

     SECTION 2.02. PAYMENT OF PURCHASE PRICE. On the Closing Date and subject to the terms and conditions set forth in this Agreement, in reliance on the representations, warranties, covenants and agreements of the parties contained herein and in consideration of the sale, assignment, transfer and delivery of the Securities, Purchaser shall pay to each Seller an amount equal to the product of (a) the Purchase Price plus the aggregate exercise price of Options being purchased on the Closing Date by Purchaser less the product of the Purchased Percentage and Two Million Dollars ($2,000,000) (the "Escrow Payment") and (b) the quotient determined by DIVIDING (i) the number of Total Shares owned by such Seller (after giving effect to the exercise of outstanding Options held by such Seller) by (ii) the Total Shares being sold by all Sellers under this Agreement (the "Ownership Percentage"); provided, however, the amount otherwise payable in respect of Options being sold by such Seller shall be reduced by the sum of the aggregate exercise prices of the Options being sold by such Seller. The Escrow Payment shall be paid by the Purchaser at the Closing to CoreStates Bank, N.A., as escrow agent (the "Escrow Agent"), to be held invested and disbursed pursuant to the terms of the Escrow Agreement substantially in the form of EXHIBIT A attached hereto (the "Escrow Agreement").

     SECTION 2.03.  PURCHASE PRICE ADJUSTMENTS.

     (a) As used in this Section 2.03, the following terms shall have the meaning set forth below:

     "CURRENT ASSETS" means the Company's (i) accounts receivable, including roaming revenue receivables, that are current to less than 91 days past due, net of a reserve for bad debts, which reserve shall equal the sum of the following amounts: zero percent (0%) of such accounts receivable that are not past due or that are thirty (30) or fewer days past due, ten percent (10%) of such accounts receivable that are more than thirty (30) days past due but less than sixty-one (61) days past due and fifty percent (50%) of such accounts receivable that are more than sixty (60) days but less than ninety-one (91) days past due; (ii) inventory of cellular telephone handsets (excluding any refurbished handsets) and ancillary equipment held for sale to subscribers and which is not obsolete and will reasonably be expected based on past practices to be consumed in the normal course of business within six months after the Closing, reflected at net book value (the "Inventory"); provided in no event shall the net book value of the Inventory used to determine Current Assets exceed $150,000 and (iii) prepaid items which Purchaser will receive the benefit of after the Closing such as prepaid rent, insurance, property taxes, utility charges, fees and deposits paid, all determined as of 12:01 a.m. on the Closing Date in accordance with GAAP.

     "CURRENT LIABILITIES" means the Company's (i) subscriber deposits received, (ii) deferred revenue, (iii) employee vacation and sick pay expense (whether or not to be paid or time taken after the Closing), (iv) to the extent not paid by the Company prior to Closing, salaries, bonuses, fringe benefits and other remuneration payable to employees of the Company for services rendered prior to the Closing (including any amount of stay bonuses), (v) accrued and unpaid management fees and (vi) all trade payables and accrued expenses incurred in the normal course of business, including, without limitation, taxes, utility charges, special assessments, commissions and fees, all determined as of 12:01 a.m. on the Closing Date in accordance with GAAP.

     "GAAP" means generally accepted accounting principles consistently applied.

     "SUBSCRIBER" means a person or entity subscribing for cellular telephone service on the Cellular System for at least the 30 consecutive day billing cycle of the Cellular System ("Billing Cycle") ending on or prior to the Closing Date who (i) pays for service under one of the Company's normal rate plans, (ii) has paid for at least one full Billing Cycle's service and whose account is active within the normal practices and procedures of the Company and in no case is more than 90 days past due and (iii) was obtained as a subscriber in the normal course of business of the Company consistent with past practice and not as a result of (A) marketing efforts that are not customary in the cellular telephone industry generally or which were not utilized by the Company during 1996 and 1997 on a regular basis or (B) any other plans for which the Company failed to obtain Purchaser's prior written consent; provided, however, any person or entity having more than one cellular telephone number in service on the Cellular System will be counted as a "Subscriber" for each such cellular telephone number in service on the Closing Date if such person or entity satisfies the requirements of this definition with respect to the service provided by the Cellular System in respect of such cellular telephone number.
SCHEDULE 2.03(a) attached hereto sets forth all marketing and promotional plans the Company has used or is using or proposes to use, from December 15, 1996 to the Closing to acquire subscribers.

     "TARGET NUMBER OF SUBSCRIBERS" means 14,000 plus the product of (x) 175 and (y) the number of 30-day periods elapsed from February 15, 1998 to the earlier of (A) the Closing Date and (B) May 15, 1998 (pro rated for any partial periods of less than 30 days).

     "TENTATIVE SUBSCRIBER" means a person or entity which as of the Closing Date meets all of the requirements for being a "Subscriber" (as defined in this Section 2.03(a)) except for the failure to have been a cellular telephone service customer for the full Billing Cycle immediately prior to the Closing Date.

     (b) WORKING CAPITAL ADJUSTMENT. The Base Price shall be increased (or decreased) by an amount equal to the amount by which Current Assets exceeds (or is less than) Current Liabilities as of the Closing Date (such increase or decrease in the Base Price being referred to herein as the "Working Capital Adjustment").

     (c) SUBSCRIBER ADJUSTMENT. The Base Price shall be decreased (or increased) by the product of (i) $400.00 and (ii) the excess (deficit) of the Target Number of Subscribers over the number of Subscribers as of the Closing Date (such increase or decrease in the Base Price being referred to herein as the "Subscriber Adjustment"); PROVIDED, HOWEVER, for purposes of determining the Subscriber Adjustment, a Tentative Subscriber shall be counted as a Subscriber as of the Closing Date if as of the end of the Company's normal Billing Cycle which commences after the Closing Date such Tentative Subscriber is still an active cellular telephone service customer of the Cellular System and whose account is not more than thirty (30) days past due.

     (d) CAPITAL EXPENDITURES ADJUSTMENT. The Base Price shall be increased by the dollar amount of capital expenditures incurred and paid for by the Company during the period from November 25, 1997 to the Closing Date (such increase in the Base Price being referred to herein as the "Capital Expenditures Adjustment"); provided that such capital expenditure is specified (including type of equipment to be acquired) on the Capital Expenditure Plan attached hereto as Schedule 4.17(a)(iii), or, for capital expenditures not reflected in such Capital Expenditure Plan, Purchaser has given the Company its prior written consent for the amount, type and purpose of each such capital expenditure, which consent will not be unreasonably withheld by Purchaser as to expenditures which, in the aggregate, do not exceed $200,000. Nothing herein shall be deemed to prohibit the Company from making such capital expenditures as the Company in its sole discretion shall deem appropriate, provided such expenditures will not necessarily be included in the calculation of the Capital Expenditures Adjustment.

     (e) DEBT ADJUSTMENT. The Base Price shall be decreased by the sum of (A) the amount of outstanding indebtedness of the Company for borrowed money (including capitalized lease obligations and interest and prepayment premiums not paid at or before Closing) as of the Closing and (B) if not included as a Current Liability in calculating the Working Capital Adjustment, the amount of accrued and unpaid management fees owed by the Company as of the Closing (such decrease in the Base Price being referred to herein as the "Debt Adjustment").

     (f) PURCHASER'S AND SELLERS' ESTIMATES. Sellers' Representative (as defined in Section 14.04 below) shall prepare and submit to Purchaser, not later than 5 business days prior to the Closing Date, a written good faith estimate of the amount of the Working Capital Adjustment, Subscriber Adjustment, Capital Expenditure Adjustment and Debt Adjustment (collectively, the "Adjustments") in accordance with this Section 2.03 and Sellers' estimate of the Purchase Price resulting from the Adjustments ("Sellers' Estimate"). Sellers' Estimate shall be accompanied by details supporting the calculation of each Adjustment and Sellers' Estimate. The Sellers' Estimate shall be based upon the books and records of the Company. The Sellers' Estimate shall be accompanied by a certificate signed by the Sellers' Representative certifying that Sellers' Estimate was calculated in good faith and in accordance with the provisions of this Section 2.03. After the delivery of Sellers' Estimate and prior to the Closing, Purchaser and Sellers' Representative shall attempt to resolve any disputes between Sellers' Representative and Purchaser with respect to Sellers' Representative's proposed Adjustments. In connection therewith, Purchaser shall have full access to all records of the Company related to Sellers' Representative proposed Adjustments. Prior to Closing, Purchaser shall advise Sellers' Representative in writing as to any dispute Purchaser has with Sellers' Estimate and provide the Sellers' Representative with Purchaser's calculation of the Adjustments and the Purchase Price, accompanied by a certificate signed by the President or Chief Financial Officer of Purchaser certifying that Purchaser's calculation was made in good faith and shall be accompanied by supporting documents and information, to the extent the same is available to Purchaser ("Purchaser's Estimate"). In the event that (i) Purchaser's Estimate of the Purchase Price is less than $25,000 less than Sellers' Estimate, the Closing shall proceed with the Purchase Price for purposes of the payment to be made at Closing based upon Sellers' Estimate; or
(ii) the Purchaser's Estimate of the Purchase Price is more than $25,000 less than Sellers' Estimate, then the mid-point between Sellers' Estimate and Purchaser's Estimate shall be used as the Purchase Price for purposes of the Closing.

     (g) POST-CLOSING ADJUSTMENTS. Within 120 days after the Closing Date, Purchaser shall deliver to the Sellers' Representative a certificate (the "Closing Certificate") signed by the President or Chief Financial Officer of Purchaser providing a compilation of the Adjustments to be made pursuant to this Section 2.03, including any changes in the Adjustments used to determine the Purchase Price at Closing, together with a statement of any additional amount owing to either party (the "Adjustment Amount"), a copy of any supporting documents, work papers, Subscriber records and other data relating to such Closing Certificate and such other supporting evidence as the Sellers' Representative may reasonably request either prior to or after delivery thereof. If the Sellers' Representative shall conclude that the Closing Certificate does not accurately reflect the Adjustments to be made to the Base Price in accordance with this Section 2.03 and the Adjustment Amount, the Sellers' Representative shall, within 30 days after their receipt of the Closing Certificate (such 30-day period being referred to as the "Response Period"), deliver to Purchaser a written statement of any discrepancies believed to exist. If the Sellers' Representative fails to so notify Purchaser of any discrepancies, then the calculation of the Purchase Price set forth in the Purchaser's Closing Certificate shall be controlling for all purposes hereof and, on or before the fifth (5th) day following the expiration of the Response Period, (i) if the Purchaser is obligated to pay the Sellers the Adjustment Amount, the Purchaser shall pay each Seller the product of (x) the Adjustment Amount and (y) such Seller's Ownership Percentage as determined on the Closing Date and (ii) if the Sellers are obligated to pay the Purchaser the Adjustment Amount, the Sellers, acting through the Shareholder Representative, shall pay the Purchaser the Adjustment Amount. On or before the fifth day following the earlier to occur of the expiration of the Response Period and the date Purchaser receives Sellers' Representative's statement of discrepancies, Purchaser or the Sellers, as the case may be, shall pay the portion of the Adjustment Amount, if any, as to which there is no discrepancy (the "Agreed Adjustment Amount") and in accordance with each Seller's Ownership Percentage, if the Agreed Adjustment Amount is owing from the Purchaser. Purchaser and the Sellers' Representative shall use good faith efforts to jointly resolve their discrepancies within 15 days of Purchaser's receipt of the Sellers' Representative's written statement of discrepancies, which resolution, if achieved, shall be binding upon the Sellers and Purchaser and not subject to further dispute or review. In the event Purchaser and Sellers' Representative are unable to resolve their differences within such fifteen (15) day period, then either party may request that the matter be resolved by Arthur Andersen LLP (the "Independent Accountants"). In submitting a dispute to the Independent Accountants, each of the parties shall furnish, at its own expense, the Independent Accountants and the other party with such documents and information as the Independent Accountants may reasonably request. Each party may also furnish to the Independent Accountants such other information and documents as it deems relevant with the appropriate copies and notification being given to the other party. The Independent Accountants may conduct a conference concerning the disagreements between Sellers' Representative and Purchaser at which conference each party shall have the right to present additional documents, material and other evidence and to have present its advisors, accountants and counsel. The Independent Accountants shall promptly render a decision on the issues presented and shall provide the Purchaser and the Sellers' Representative with a statement of the amount owing, taking into account the payment of the Agreed Adjustment Amount (the "Final Adjustment Amount"), and such decision shall be final and binding on the parties. The fees and expenses of the Independent Accountants shall be divided equally between Purchaser, on the one hand, and Sellers, on the other hand. Within 5 days of receipt of the Independent Accountants' decision with respect to such dispute, (i) if Purchaser is determined to owe the Final Adjustment Amount to the Sellers, Purchaser shall pay each Seller the product of (x) the Final Adjustment Amount and (y) such Seller's Ownership Percentage and (ii) if the Sellers are determined to owe an amount to Purchaser, Sellers, acting through the Shareholder Representative, shall pay the Final Adjustment Amount to
Purchaser. All amounts owed by Purchaser or Sellers to the other in accordance with this Section 2.03(g) shall be paid by wire transfer of immediately available funds and shall not bear any interest. Any amount due Purchaser from Sellers under this Section 2.03(g) and not paid when due may also be paid from the funds held pursuant to the Escrow Agreement.

                                  ARTICLE III
                                    CLOSING

     Subject to the terms and conditions hereof, the closing (the "Closing") shall take place at the offices of Edwards & Angell, 2800 Hospital Trust Tower, Providence, Rhode Island 02903, on the date (the "Closing Date") which is the last day of the Company's normal subscriber billing cycle (or if not a business day, the next business day) following (or occurring on) the later of (a) the date that (i) the FCC granted its consent to the change of control of the Company's licenses, including the FCC authorizations to operate a cellular telephone system in the Cellular Area (the "Cellular Authorizations") and microwave paths (if any) used in connection with such cellular operations (the "Microwave Authorizations" and together with the Cellular Authorizations, the "FCC Authorizations") to the Purchaser by a Final Order (as defined in Section 7.04) or (ii) if applicable, Sellers' Representative receives from Purchaser the Final Waiver Notice (as defined in Section 7.04), or (b) the waiting period under the Hart-Scott Act expires or is terminated.

                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     The Sellers, jointly and severally (severally and not jointly with respect to Sections 4.02, 4.05 and Section 4.12 and the third sentence of Section
4.04, as they relate to an individual Seller and not the Company), represent, warrant, covenant and agree that:

     SECTION 4.01. ORGANIZATION, QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority to own and operate its properties and to carry on its business as now being conducted or proposed to be conducted. Neither the Company's ownership of property or the conduct of its business requires qualification in any jurisdiction other than the State of California. Attached hereto as SCHEDULE 4.01 is a true and complete copy of the Certificate of Incorporation, as amended to date, of the Company.

     SECTION 4.02. CONSENTS, AUTHORIZATION, EXECUTION AND DELIVERY OF AGREEMENT. Each Seller has full power, authority and capacity, and the Company has full corporate power, authority and capacity to execute and deliver this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of the Company has duly approved and authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and no other proceedings, corporate or otherwise, on the part of Sellers or the Company are necessary to approve and authorize the execution and delivery of this Agreement by Sellers and the Company and the consummation by Sellers and the Company of the transactions contemplated hereby, subject to the other governmental and third-party consents referred to in Section 7.04. This Agreement constitutes a valid and binding agreement of each

Seller and the Company enforceable against Sellers and the Company in accordance with its terms.

     SECTION 4.03. SUBSIDIARIES AND INTERESTS IN OTHER COMPANIES. The Company has no subsidiaries, and does not own or control any shares or other securities of, or have any other proprietary interest in, any individual, corporation, partnership, limited liability company, joint venture, business association or other entity (a "Person").

     SECTION 4.04. CAPITAL STOCK; INTERESTS. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, of which 24,558.2215 shares of Common Stock are issued and outstanding and 2,000 shares of Common Stock are reserved for issuance upon exercise of Options, and no Preferred Stock has been issued. SCHEDULE 4.04 accurately sets forth the record and beneficial owners (as reflected on the Company's books) of the Company's Outstanding Shares and Options and the number of Shares and Options owned by each shareholder. Except as set forth on
SCHEDULE 4.04, there are no subscriptions, options, warrants, calls, rights, tag-along rights, drag-along rights, rights of first refusal, contracts, commitments, voting trusts, proxies, understandings, restrictions or arrangements relating to the issuance, voting, sale or transfer by the Sellers or the Company of any shares of such capital stock, including rights of conversion or exchange under any outstanding securities or other instruments. All outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid, non-assessable and free of preemptive rights. There are no accrued dividends or other amounts due and owing with respect to the Shares.

     SECTION 4.05. OWNERSHIP OF SECURITIES. Each Seller is the record and beneficial owner of the Shares and Options set forth opposite its name on
SCHEDULE 4.04. Each Seller has, and will convey to Purchaser at Closing, good and marketable title to the Shares and Options, free and clear of all Encumbrances of any kind whatsoever.

     SECTION 4.06. REAL PROPERTY - OWNED. The Company does not own any real property. The real property leased by the Company related to the Business has never been owned by the Company.

     SECTION 4.07. REAL AND PERSONAL PROPERTY - LEASED. Set forth on SCHEDULE 4.07(a) (in the case of real property) and SCHEDULE 4.07(b) (in the case of personal property), are true and accurate listings of all real and personal property leases to which the Company is a party (other than personal property leases with annual payments of less than $2,000 and which leases, together with the other contracts and agreements not required to be disclosed in the aggregate have annual payments of less than $25,000 or which are terminable without penalty on one month or less notice) setting forth (i) the name of the lessor and (ii) with respect to the real property leases, a description of the property leased and its use. Except as set forth on SCHEDULE 4.07(a) (in the case of leased real property) and SCHEDULE 4.07(b) (in the case of leased personal property), all of the leases set forth are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, (ii) all accrued and currently payable rents and other payments required by such leases have been paid, (iii) the Company and each other party thereto have complied with all respective covenants and provisions of such leases, (iv) neither the Company nor any other party is in default in any respect under any such leases, (v) no party has asserted any defense, set off, or counter claim thereunder, (vi) no waiver, indulgence or postponement of any obligations thereunder have been granted by any party, and (vii) the validity or enforceability of any such lease will not be adversely affected by the sale of the Securities to Purchaser.

     SECTION 4.08.  EXISTING CONTRACTS.

     (a) SCHEDULE 4.08 hereto sets forth (i) all contracts, commitments and other agreements (other than the Company's standard subscriber agreements for cellular service) in effect on the date hereof with the Company's subscribers, all leases to which the Company is a party (other than leases described on SCHEDULE 4.07(a) OR (b), and (ii) all other contracts, credit agreements, notes, debentures, instruments, mortgages, trusts, commitments and agreements (other than leases described on SCHEDULE 4.07(a) OR (b) and agreements with annual payments of less than $2,000 and which agreements, together with the other leases and contracts not required to be disclosed, in the aggregate have annual payments of less than $25,000 or which are terminable without penalty on one month or less notice) or commitments (written or oral) to which the Company is a party which relate to the ownership or the operation of the Business (the "Existing Contracts") including, without limitation, the following:

          (i)  all purchase orders, agreements and commitments, other than
     (a) roamer agreements entered into by Bay Area Cellular Telephone Company with third parties and which govern roamer traffic on Company's network which is switched through the facilities of Bay Area Cellular Telephone Company, and (b) the purchase orders that are included in the Budget ("Purchaser Orders"), for the purchase or sale of advertising, services, materials, products or supplies which (x) involve aggregate payments by the Company of more than $2,000 or (y) involve aggregate payments to the Company of more than $25,000, or
     (z) which were entered into other than in the ordinary course of business of the Company;

          (ii) all written employment contracts with any officer, consultant, director or employee of the Company or any partner, consultant or employee of the Company and any such oral contracts which are not terminable at will by the Company;

          (iii) all written and oral plans, contracts or arrangements providing for stock options or share purchases, bonuses, pensions, deferred or incentive compensation, retirement or severance payments, profit-sharing, insurance or other benefit plans or programs for any officer, consultant, director, shareholder or employee of the Company;

          (iv) all contracts for construction or for the purchase of real estate, improvements, fixtures, equipment, machinery and other items which under GAAP constitute capital expenditures and which individually or in the aggregate for any related group of items involve expenditures of the Company in excess of $2,000;

          (v) all contracts relating in any way to direct or indirect indebtedness for borrowed money or evidenced by a bond, debenture, note or other evidence of indebtedness (whether secured or unsecured) of or to the Company, including but not limited to, indebtedness by way of lease or installment purchase arrangement, guarantee, reimbursement obligations pertaining to letters of credit, purchase price discount obligations, undertakings on which others rely in extending credit, or otherwise, and all mortgages, pledges, conditional sales contracts, chattel and purchase-money mortgages and other security arrangements with respect to any real estate, improvements, equipment, other personal property or fixtures, used or owned by the Company, except in each case for contracts individually involving less than $5,000 and in the aggregate less than $25,000;

          (vi) all agreements with agents, sales representatives, suppliers, distributors, advertising agencies, insurance companies, manufacturers, brokers and vendors involving the payment or receipt of more than $5,000 per year;

          (vii) all licenses, sublicenses, franchises, and royalty, joint venture, partnership, profit or expense sharing or similar agreements;

          (viii) all agreements relating to the acquisition by the Company of the assets, stock or business of another company including any predecessor entity;

          (ix) all material agreements related to the expansion of any current product or service or the launch of any new product or service, including those related to new markets;

          (x) all material software license and servicing agreements relating to the Company's data processing operations;

          (xi) all contracts restricting the Company from engaging in any line of business or competing with any Person or in any geographical area, or from using or disclosing any information in its possession (other than routine supplier and customer confidentiality agreements);

          (xii) all contracts or commitments with any affiliate of the Company and all contracts or commitments not made in the ordinary course of its business;

          (xiii) all commitments, contracts or agreements which are expected to result in any loss upon completion of performance thereof in excess of $5,000;

          (xiv) all other contracts, except those which are (x) cancelable on 30 days' or less notice without any penalty or other financial obligation or (y) if not so cancelable, involve annual aggregate payments by or to the Company of $5,000 or less.

     (b) The Sellers have heretofore delivered to Purchaser true and correct copies of the Existing Contracts. Except as disclosed on SCHEDULE 4.08, neither the Company nor any Seller has knowledge of any breach, anticipated breach, or violation by the other parties to any Existing Contract. The Existing Contracts are valid, binding, and in full force and effect and the Company is in compliance with its obligations under such Existing Contracts. Except for the Existing Contracts and the Purchase Orders, the Company has not entered into any other contract, commitment or agreement (other than agreements with annual payments of less than $2,000 and which agreements, together with the other leases and contracts not required to be disclosed, in the aggregate have annual payments of less than $25,000 or which are terminable without penalty on one month or less notice) relating to the ownership of or the operation of the Business, including, but not limited to, rights-of-way, rights of entry, licenses, easements, leases, or guaranty agreements. There are no claims by third parties that the Company is required to enter into other agreements to enable it to continue to own and operate the Business as it is presently being operated.

     SECTION 4.09. GOVERNMENTAL LICENSES. Except as set forth on SCHEDULE 4.09, the Company holds all necessary licenses, consents, permits, approvals and authorizations of public and governmental bodies including, without limitation, the FCC Authorizations, authorizations from the California Public Utilities Commission (the "CPUC") and other state, counties and municipalities served by the Business, which are required in connection with the ownership and operation of the Business (collectively referred to as the "Authorizations"). All Authorizations are in full force and effect. The Company has complied with the terms of the Authorizations which it holds and there are no pending modifications, amendments or revocations of the Authorizations which would adversely affect the ownership or the operation of the Business. All fees due and payable from the Company to governmental authorities pursuant to the Authorizations have been paid. All reports required of the Company to be filed in connection with the Authorizations have been timely filed (except such failures to timely file which, in the aggregate, have not caused, and would not reasonably be expected to cause, the Company to suffer a Material Loss) and are accurate and complete. True and correct copies of the Authorizations, and all amendments thereto to the date hereof, have been delivered by Sellers to Purchaser and are identified on SCHEDULE 4.09 hereto. The terms and conditions of service of the Business, the rates the Company charges for its cellular telephone services and equipment and the transfer of the ownership of the Business are not subject to regulation or supervision by any applicable state public utilities commission or other similar state governmental instrumentality other than the CPUC and pursuant to applicable state blue sky laws.

     SECTION 4.10. COMPLIANCE WITH LAWS. Except as set forth on SCHEDULE 4.10, Sellers and the Company are currently complying with and have so complied with, and are not in default under, in violation or contravention of, any statute, law (including environmental or employment laws), ordinance, decree, order, rule, regulation of any governmental body applicable to the business of the Company or the Business, including, without limitation, the rules and regulations of the FCC and the CPUC.

     SECTION 4.11. NO VIOLATION OF EXISTING AGREEMENTS. Subject to the consents for the Existing Contracts identified on SCHEDULE 4.11, the execution, delivery and performance of this Agreement by the Sellers and the Company and Sellers' transfer of the Shares to Purchaser (i) will not violate any provisions of any law or any provision of the Company's certificate of incorporation or by-laws, (ii) will not, with or without the giving of notice or the passage of time, or both, conflict with or result in any breach of any of the terms or conditions of, or constitute a default under any Existing Contracts, and (iii) will not result in the creation of any Encumbrance upon the assets of the Company.

     SECTION 4.12.  LITIGATION AND LEGAL PROCEEDINGS.  Except as set forth on
SCHEDULE 4.12, there is no outstanding judgment against the Company or any Seller or any director, officer or stockholder of the Company affecting the Business or the Shares or which questions the validity of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement. Except as set forth on
SCHEDULE 4.12, there is no claim, litigation, proceeding or investigation pending, or, to the Company's or any Seller's knowledge, threatened, against the Company or any Seller or any director, officer or stockholder of the Company affecting the Business or which questions the validity of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement and there is no basis for any such claim, litigation, proceeding or investigation. Except for matters affecting the cellular telephone industry generally or as set forth on SCHEDULE 4.12, there are no proceedings pending to which the Company, any Seller or any director, officer or stockholder of the Company is a party or, to the Company's or any Seller's knowledge, threatened, nor any demands by any governmental agency, utility or other party, to terminate, modify or adversely change the terms and conditions of the Company's rights with respect to the Authorizations or Existing Contracts.

     SECTION 4.13.  ENVIRONMENTAL COMPLIANCE.  (a) Except as set forth on
SCHEDULE 4.13 hereto, (i) none of the Sellers or the Company has received any notice alleging any violation of any Environmental Law; (ii) the Company is in compliance with all Environmental Laws; (iii) the Company has obtained and complies with all required governmental environmental permits with respect to its business as presently conducted; (iv) the Company has not generated, used, transported, treated, stored, released or disposed of, or suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance (as hereinafter defined) with respect to its business in violation of any Environmental Laws (as hereinafter defined); (v) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with Company's ownership and conduct of the Business or on, in or under any property or facility used, owned or leased by the Company or any adjacent properties or facilities, which has created or might reasonably be expected to create any liability under any Environmental Laws or which would require reporting to or notification of any governmental entity; (vi) no friable asbestos or polychlorinated biphenyl, and no underground storage tank, is contained in or located on or under any property or facility owned, used or leased by the Company; and (vii) any Hazardous Substance handled or dealt with in any way with respect to the business of the Company, or during the Company's ownership of its business, has been and is being handled or dealt with in compliance with all Environmental Laws.

          (b) For purposes of this Agreement, the term "Hazardous Substance" shall mean any substance which, as of the date of this Agreement, is listed as hazardous or toxic in the regulations implementing the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the Response Compensation and Liability Act ("RCLA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), or listed as a hazardous substance under any applicable state environmental laws, or any substance which has been determined by regulation, ruling or otherwise by any agency or court to be a hazardous or toxic substance regulated under federal or state law, and shall include petroleum and petroleum products.

          (c) For purposes of this Agreement, the term "Environmental Laws" shall mean CERCLA, RCRA, RCLA and any applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items of all governmental authorities and all applicable judicial, administrative and regulatory decrees, judgments and orders, any of which relate to the protection of human health or the environment from the effects of Hazardous Substances, including but not limited to those pertaining to reporting, licensing, permitting, investigating and remediating emissions, discharges, releases or threatened releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

     SECTION 4.14. EMPLOYEES. SCHEDULE 4.14 sets forth a true and complete list of the names and salaries of all employees of the Company and of Unitel. Except as set forth on SCHEDULE 4.14, such employees are employees at will.
The Company has withheld all amounts required by law or agreement to be withheld by it from the wages, salaries and other payments to its employees and is not liable for any arrears of wages or any taxes for failure to comply with any of the foregoing. There are no collective bargaining agreements covering any of the employees of the Company or Unitel. Neither the Company nor Unitel has breached or otherwise failed to comply with any provision of any collective bargaining agreement or other labor union contract applicable to any of its employees. No consent of any union (or similar group or organization) is required in connection with the consummation of the transactions contemplated hereby. There are no pending, or, to the Company's knowledge threatened or anticipated, and, there is no factual basis for any (a) employment discrimination (including age, sex, racial or handicap discrimination) charges or complaints against or involving the Company or Unitel, before any federal, state, or local board, department, commission or agency or (b) unfair labor practice charges or complaints, disputes or grievances affecting the Company or Unitel. There are no pending, or, to the Company 's knowledge threatened or anticipated (a) union representation petitions respecting the employees of the Company or Unitel, (b) efforts being made to organize any of the employees of the Company or Unitel, or (c) strikes, slow downs, work stoppages, or lockouts or threats affecting the Company or Unitel.

     SECTION 4.15. EMPLOYEE BENEFITS. Except as set forth on SCHEDULE 4.15 attached hereto, neither the Company nor Unitel has any pension plan, profit sharing plan, deferred compensation plan, stock option or stock bonus plan, saving plan, or other benefit plan, policy, practice, or procedure or contract concerning employee benefits or fringe benefits of any kind (collectively, "Employee Benefit Plans"), whether or not governed by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except as set forth on
SCHEDULE 4.15, neither the Company nor Unitel is a party to any employment contract. Except as set forth on SCHEDULE 4.15 attached hereto, no officer, director or employee of the Company or Unitel participates or is eligible to participate in a "defined benefit pension plan" as defined in Section 3(35) of ERISA, maintained or made available by the Company. Except as set forth on
SCHEDULE 4.15 attached hereto, neither the Company or Unitel nor any Controlled Group Member maintains or contributes to, or ever maintained or contributed to, a plan under which any employee of the Company participates or is eligible to participate subject to Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"). The term "Controlled Group Member" means any trade or business (whether or not incorporated) which is, or was at any relevant time, aggregated with the Company or Unitel pursuant to Section 414(b), (c), (m) or
(o) of the Code. Except as set forth on SCHEDULE 4.15 attached hereto, neither the Company or Unitel nor any ERISA Affiliate has participated in or made contributions to any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA. The term "ERISA Affiliate" means each trade or business (whether or not incorporated) which is, or was at any relevant time, treated as a single employer with the Company or Unitel pursuant to Section 4001(b)(1) of ERISA. The Sellers have furnished

Purchaser with true, complete and accurate copies of all Employee Benefit Plans and related trust agreements as in effect on the date hereof, all summary plan descriptions, and the latest annual reports filed with the Department of Labor or the Internal Revenue Service (the "IRS").

     Each of the Employee Benefit Plans is in compliance with all applicable requirements of ERISA, the Code, and other applicable law. Each of the Employee Benefit Plans has been administered in all material respects in accordance with its terms and with applicable legal requirements. All "employee pension plans" (within the meaning of Section 3(2) of ERISA) have been determined by the IRS to be qualified under Section 401(a) of the Code, and no action or proceeding has been instituted or threatened which would affect the qualification of any pension plan of the Company or Unitel. No unfunded liabilities, based upon the Pension Benefit Guarantee Corporation (the "PBGC") rates currently in effect for plan terminations, exist with respect to any Employee Benefit Plan which is a "defined benefit plan" (within the meaning of Section 3(35) of ERISA). There has not been any reportable event with respect to any pension plan of the Company or Unitel. Neither Unitel nor the Company has engaged in a "prohibited transaction" or breach of fiduciary responsibility with respect to any Employee Benefit Plan which could subject Purchaser or any affiliate of Purchaser to a penalty tax or other liability under ERISA or the Code. Neither the Company or Unitel nor any ERISA Affiliate of the Company or Unitel has ever incurred any liability under Title IV of ERISA to the PBGC or to a multi-employer pension plan.

     SECTION 4.16. TAX MATTERS. (a) Except as set forth on SCHEDULE 4.16 attached hereto, (i) the Company and each Seller has timely filed (except such failures to timely file which, in the aggregate, have not caused, and would not reasonably be expected to cause, the Company to suffer a Material Loss) all Tax (as defined below) returns and statements which it is required to file with respect to the Company; (ii) all such returns are complete and accurate and disclose all Taxes required to be paid for the periods covered thereby; (iii) neither the Company nor any Seller has waived any statute of limitations in respect of Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency; (iv) no assessment of any additional Taxes for periods for which returns have been filed has been asserted and no basis exists therefor; (v) to the Company's and each Seller's knowledge, there are no unresolved questions or claims raised by any Taxing authority concerning the Tax liability of the Company, (vi) all Taxes which the Company is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid and (vii) the Company is not and has never made an election to be taxed as an "S Corporation" (within the meaning of Section 1361 of the Code). The Company has paid all Taxes due prior to the date hereof and will pay when due (or contest in good faith by appropriate proceedings) all Taxes which may become due on or before the Closing Date.

     (b) For purposes of this Section 4.16, the term "Tax" or "Taxes" means all taxes, charges, fees, levies, imposts and other assessments including all income, sales, use, goods and services, value added, capital, capital gains, alternative net worth, transfer, profits, withholding, payroll, employer health, excise, real property and personal property taxes, and any other taxes, customs duties, stamp duties, fees, assessments or similar charges in the nature of a tax, together with any interest, fines and penalties imposed by any governmental authority (including federal, state, provincial, municipal and foreign governmental authorities), and whether disputed or not.

     SECTION 4.17.  FINANCIAL STATEMENTS.

     (a)  The Purchaser has heretofore been furnished with the following:

          (i) true and complete copies of the audited balance sheets of the Company as of December 31, 1994, December 31, 1995 and December 31, 1996 and the related audited statements of income, cash flows and stockholders equity, for the years then ended, each of such balance sheet and income statement being attached hereto as SCHEDULE 4.17(a)(i) (collectively, the "Audited Historical Financial Statements");

          (ii) true and complete copies of the unaudited balance sheet (the "December Balance Sheet") of the Company at December 31, l997 (the "Balance Sheet Date") and the related unaudited statement of income for the twelve-month period then ended (the "Twelve Month Income Statement"; and together with the December Balance Sheet, the "Current Financial Statements"), such balance sheet and income statement being attached hereto as SCHEDULE 4.17(a)(ii);

          (iii) the capital expenditure budget for the Company providing for expenditure of capital items in each quarter for the period from January 1, 1998 through December 31, 1998 and attached hereto as
     SCHEDULE 4.17(a)(iii) (the "Budget").

     (b) Each of the Audited Historical and Current Financial Statements delivered under Section 4.17(a)(i) and (ii) hereof was prepared in accordance with GAAP applied on a basis consistent with prior periods and past practices and, with respect to the Current Financial Statements, subject to normally recurring year-end adjustments and except for the omission of certain footnotes and other presentation items required by GAAP with respect to audited financial statements; each of the balance sheets included in such Audited Historical and Current Financial Statements fairly presents the financial condition of the Company as at the close of business on the date thereof; and each of the statements of income included in such Audited Historical and Current Financial Statements fairly presents the results of operations of the Company for the fiscal period then ended.

     (c) Except as set forth on SCHEDULE 4.17(c) attached hereto, since the Balance Sheet Date, the Company has not:

          (i) sold, assigned or transferred any of its assets or properties except pursuant to existing contracts or commitments disclosed on any Schedule to this Agreement or inventory in the ordinary course of business consistent with past practice); or canceled any material debts or material claims;

          (ii) waived any material rights, whether or not in the ordinary course of business;

          (iii) entered into any other transaction, except in the ordinary course of business, or entered into any transaction with any director, officer or shareholder of the Company, or any affiliate or family member of any such Person;

          (iv) suffered any material damage, destruction or casualty loss with respect to its assets or properties whether or not covered by insurance;

          (v) declared or paid any dividend, made any distribution of any of its assets to any director, officer or shareholder of the Company or any affiliate or family member of any such Person or redeemed or purchased any of its shares of capital stock or other equity interest;

          (vi) except as disclosed in writing by the Sellers to Purchaser, the Company has not obligated itself or the Business to give free or reduced price service to customers with respect to the Business other than promotions offered in the ordinary course of business and set forth on SCHEDULE 2.03(a);

          (vii) made any increases in the base compensation, bonuses, paid vacation time allowed or material fringe benefits for its partners, officers, employees or consultants, except for normal periodic increases in base compensation for employees made pursuant to established compensation policies of the Company applied on a basis consistent with that of prior years;

          (viii) suffered to its knowledge any material adverse change in the business relationship of the Company with any supplier;

          (ix) made any capital expenditures, additions or improvements or commitments for the same, except those which do not exceed $100,000 in the aggregate for the Company;

          (x) entered into any contract, commitment or agreement under which it has outstanding indebtedness for borrowed money or for the deferred purchase price of property in excess of $100,000, or has the right or obligation to incur any such indebtedness or obligation, or made any loan or advance to any Person other than advances to employees for business expenses not exceeding $50,000 in the aggregate for the Company;

          (xi) paid any bonuses, deferred or otherwise, or deferred any compensation to any of its directors, officers or employees in excess of $25,000 to any such person for the Company's 1996 and 1997 fiscal years, except as reflected in the Historical Financial Statements;

          (xii) made any material change in accounting procedures or practices;

          (xiii) mortgaged or pledged any of its properties or assets, tangible or intangible, or subjected them to any Encumbrances, except Encumbrances for current property taxes not yet due and payable;

          (xiv) except for the sale of inventory in the ordinary course of business, entered into any agreement or arrangement granting any rights to purchase or lease any of its assets, properties or rights or requiring the consent of any Person to the transfer, assignment or lease of any such assets, properties or rights;

          (xv) disposed of or permitted to lapse any rights to the use of any patent, trademark, service mark, logo, trade name or copyright identified on SCHEDULE 4.23 hereto, or disposed of or disclosed to any Person (other than Persons subject to confidentiality obligations in favor of the Company) any trade secret, formula, process, method or know-how not theretofore a matter of public knowledge;

          (xvi) suffered any resignation or termination of any key officer or key employee; or

          (xvii) entered into any agreement or understanding to do any of the foregoing.

     SECTION 4.18. SUBSCRIBERS; AGENTS. SCHEDULE 4.18 attached hereto sets forth (a) the number of subscribers receiving service from Cellular System as of a date within 5 days prior to the date hereof and (b) a list of all agents who sell cellular telephone equipment and/or service on behalf of the Company as of the date hereof, together with such agent's address and the number of gross activations produced by each agent from January 1, 1997 to December 31, 1997.

     SECTION 4.19. INSURANCE. Sellers have delivered previously to Purchaser all policies of title, liability, fire, worker's compensation and other forms of insurance (including bonds) of the Company which insure against risks and liabilities to an extent and in a manner customary in the cellular industry and which are adequate to provide coverage against risks of a nature to which the Company would normally be exposed in the operation of its business. All such insurance policies and binders are in full force and effect. The Company has complied in all material respects with each of such insurance policies and binders and have not failed to give any notice or present any claim thereunder in a due and timely manner. There are no outstanding unpaid claims under any of such insurance policies or binders and the Company has not received any notice of cancellation or non-renewal of any such policy or binder. There is no inaccuracy in any application for such policies or binders which would reasonably be expected to materially adversely affect coverage thereunder. No insurance carrier has canceled or reduced any insurance coverage for the Company or has given any notice or other indication of its intention to cancel or reduce any such coverage. All premiums due and payable under any such insurance policies or binders of the Company have been duly paid or accrued to the extent taken into account in the Working Capital Adjustment.

     SECTION 4.20. BROKERS. Except for Daniels & Associates, none of the Sellers or the Company have engaged any agent, broker or other person acting pursuant to its express or implied authority which is or may be entitled to a commission or broker or finder's fee in connection with the transactions contemplated by this Agreement or otherwise with respect to the sale of the Shares.

     SECTION 4.21. UNDISCLOSED LIABILITIES; GUARANTEES. Except as disclosed on Schedules 4.12 and/or 4.21, the Company does not have any liabilities or obligations of any nature, whether absolute, accrued, contingent, known or unknown, or otherwise, which are not reflected or reserved against the December Balance Sheet except for liabilities and obligations that have arisen in the ordinary and usual course of business and consistent with past practice (none of which results from, arises out of, relates to, is in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement or violation of law). Except as disclosed on SCHEDULE 4.21 or in the Audited Historical and Current Financial Statements, there are no contracts or commitments by the Company guaranteeing the payment or performance by others, or whereby, except for the endorsement of checks in the regular and ordinary course of its business, the Company in any way is or will be liable with respect to the obligations of any other Person.

     SECTION 4.22. PRICING OF SERVICES. SCHEDULE 4.22 sets forth a description of all rate plans (including promotional rate plans) currently offered to subscribers of the Cellular System.

     SECTION 4.23. PROPRIETARY RIGHTS. The Company owns or has legal right to use all patents, trademarks, tradenames, service marks and logos including applications therefor, and all trade secrets, inventions and proprietary rights and processes (all such items being hereinafter referred to as "Intangible Property"), presently used in the conduct of the Business of the Company, without any infringement upon the proprietary rights of others. All patents, registered trademarks, trademark applications, trade names, service marks, and registered logos used or owned by or licensed to the Company in connection with its Business are set forth on SCHEDULE 4.23, and, in the case of any Intangible Property owned by the Company, have been duly registered in, filed in, or issued by the United States Patent and Trademark Office or the corresponding offices of other jurisdictions (foreign or domestic) to the extent set forth on
SCHEDULE 4.23. All material licenses held by the Company, whether as licensee or licensor, are also set forth on SCHEDULE 4.23. SCHEDULE 4.23 accurately sets forth with respect to each patent, registered trademark, trademark application, trade name, service mark, registered logo and material license owned or used by or licensed by or to the Company in the conduct of its business, (i) the owner thereof, (ii) the date of expiration, if any, (iii) whether such rights are exclusive and (iv) any other licensee of the Company of such rights. Except as otherwise set forth on SCHEDULE 4.23 hereto, no royalties or fees are payable by the Company to any Person by reason of the ownership or use of any of the Intangible Property. To the knowledge of the Company, all items of Intangible Property owned by the Company are, and all items of Intangible Property owned by a third party and used by the Company are, (x) valid and in good standing, (y) adequate and sufficient to permit the Company to conduct its Business as presently conducted, and (z) no other rights of any kind in respect of the Intangible Property are required by the Company for its operation as presently conducted. Except as set forth on SCHEDULE 4.23, the Company has not entered into any material licenses, sublicenses or agreements relating to the use by any other Person of any Intangible Property now used by the Company, and to the knowledge of the Company, no infringement exists upon such Intangible Property by any other Person. Except as disclosed on SCHEDULE 4.23, no charge or claim is pending or to the knowledge of the Company threatened, nor has any charge or claim been made within the past three years to the effect that, the sale of any of the services by the Company infringe upon or conflict in any way with any rights or properties of the type enumerated above owned or held by any other Person.

     SECTION 4.24. ACCOUNTS RECEIVABLE AND BAD DEBTS. All notes and accounts receivable of the Company shown on the December Balance Sheet or thereafter acquired were or (to the extent not heretofore collected) are valid and genuine, were acquired in the ordinary course of business, are subject to no asserted counterclaims, defenses or setoffs and to the knowledge of the

Company, should be fully collectible within 90 days of Closing (subject to reserves therefor as will be taken into account in the determination of Current Assets at Closing in accordance with Section 2.03). SCHEDULE 4.24 attached hereto sets forth a true, complete and accurate list, as of the end of the most recent normal billing cycle of the Cellular System, listing the total amounts of subscriber receivables and the aging of such subscriber receivables based on the following Schedule: 0-30 days, 31-60 days, 61-90 days and over 90 days, from the date thereof.

     SECTION 4.25. PRODUCT INFORMATION. The Company does not assign any value to its inventory of refurbished telephone handsets for financial statement purposes. SCHEDULE 4.25 sets forth a list of manufacturers of telephone handsets presently in the Company's inventory.

     SECTION 4.26.  CERTAIN BUSINESS RELATIONSHIPS.  Except as set forth in
SCHEDULE 4.26 attached hereto, none of the officers, directors or stockholders of the Company and any of their affiliates or family members have been involved in any business arrangement or relationship with the Company within the past 12 months.

     SECTION 4.27.  OFFICERS, DIRECTORS AND CERTAIN AUTHORIZED PERSONS.
SCHEDULE 4.27 sets forth a complete and accurate list of:

          (i)   the names of all directors of the Company;

          (ii)  the names and offices of all officers of the Company;

          (iii) the names of all Persons authorized to borrow money or incur or guarantee indebtedness on behalf of the Company;

          (iv) all safes, vaults and safe deposit boxes maintained by or on behalf of the Company or in which its property is held, and the names of all Persons authorized to have access thereto;

          (v) all bank accounts of the Company and the names of all Persons who are authorized signatories and the terms of their authorizations; and

          (vi) the names of all Persons to which the Company has granted its power of attorney and the terms of any such powers of attorney.

     SECTION 4.28. DISCLOSURE. No provision of this Agreement relating to any of the Sellers, the Company, the Business or the Securities or any other document, Schedule, Exhibit or other information furnished by Sellers to Purchaser in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated in order to make the statement, in light of the circumstances in which it is made, not misleading. Except for facts affecting the cellular telephone industry generally, there is no fact, event or condition known to any of the Sellers that has had or which is reasonably likely to have a materially adverse affect on operation, financial condition, business or prospects of the Business which has not been disclosed to Purchaser or set forth in the Exhibits or Schedules attached hereto. All Schedules attached hereto are accurate and complete as of the date hereof.

                                   ARTICLE V
                          PURCHASER'S REPRESENTATIONS

     Purchaser hereby represents, warrants, covenants and agrees that:

     SECTION 5.01. ORGANIZATION; QUALIFICATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Purchaser has all power and authority to (i) own and operate its properties, (ii) carry on its business as it is now being conducted, and (iii) carry out the transactions contemplated by this Agreement and to own the Shares and operate the Business, subject to obtaining all necessary consents required for the transfer by Sellers of the Shares.

     SECTION 5.02. CONSENTS; AUTHORIZATION; EXECUTION AND DELIVERY OF AGREEMENT. All necessary consents and approvals shall have been obtained prior to Closing by Purchaser for the execution and delivery of this Agreement. The execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereby has been duly and validly authorized and approved by all necessary corporate action. Purchaser has full power and authority to execute and deliver and perform its obligations under this Agreement. This Agreement is a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms. Purchaser will have on the Closing Date and immediately prior to Closing funds sufficient to consummate the transactions contemplated by this Agreement.

     SECTION 5.03. LITIGATION AND LEGAL PROCEEDINGS. There is no outstanding judgment against Purchaser and there is no litigation, proceeding or investigation pending, or, to Purchaser's knowledge, threatened, against Purchaser or its assets which individually or in the aggregate would, if adversely determined, result in a material adverse change in the business condition (financial or otherwise), properties or assets of Purchaser or which questions the validity of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or the consummation of the transactions contemplated hereby by the Purchaser.

     SECTION 5.04. BROKERS. Purchaser has not engaged any agent, broker or other person acting pursuant to the express or implied authority of Purchaser which is or may be entitled to a commission or broker or finder's fee in connection with the transactions contemplated by this Agreement or otherwise with respect to the sale of the Shares.

     SECTION 5.05. INVESTMENT INTENT. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Securities. Purchaser confirms that the Company and Sellers have made available to Purchaser the opportunity to ask questions of the officers and management employees of the Company and to acquire additional information about the business and financial condition of the Company. Purchaser is acquiring the Securities for investment and not with a view toward or for sale in connection with any distribution thereof or with any present intention of distributing or selling the Securities. Purchaser agrees that the Securities may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended, except pursuant to an exemption from such registration available under such Act, and without compliance with state and foreign securities laws, in each case to the extent applicable.

     Section 5.06. NO OUTSIDE RELIANCE. Purchaser has not relied and is not relying upon any statement or representation not made in this Agreement or any Schedule or Exhibit attached hereto. It is expressly agreed that the Sellers are making no representations or warranties whatsoever, express or implied beyond those expressly stated in this Agreement or in the Exhibits or Schedules hereto, including but not limited to any implied representation as to condition, merchantability or suitability as to any of the properties or assets of the business of the Company.

                                  ARTICLE VI
               THE COMPANY'S, SELLERS' AND PURCHASER'S COVENANTS

     SECTION 6.01. FINANCIAL STATEMENTS AND CELLULAR SYSTEM INFORMATION. The Sellers and the Company covenant and agree that during the period after the execution of this Agreement and prior to the Closing, they shall provide Purchaser, within 21 days of the end of each calendar month, the unaudited balance sheet and income statement for such month for the Company ("Interim Financial Statements"). The Interim Financial Statements will be true and correct in all material respects, will be prepared using the same accounting methods and procedures as used in the preparation of the Historical Financial Statements except for the absence of footnotes, subject to normally recurring year-end adjustments, and will present fairly the financial position of the Company at the date indicated and the results of the Company's operations for such period. The Sellers and the Company also shall provide Purchaser within 21 days of the end of each calendar month (i) a comparison of the results of the Company's income from operations for such month as reflected in the Interim Financial Statements to the amount budgeted for such month and the year to date (as reflected in the Budget to be delivered to Purchaser as soon as practicable following the date of this Agreement, but in no event later than March 31, 1998, a copy of which will be annexed hereto as SCHEDULE 6.01 (the "Operating Budget")), (ii) the number of subscribers on the Cellular System at the beginning and end of such month with a comparison to the Operating Budget,
(iii) an accounts receivable aging report for the Cellular System and (iv) other reports generated by the Company's billing system as reasonably requested by Purchaser.

     SECTION 6.02. GOVERNMENTAL APPROVALS. (a) Purchaser covenants and agrees that it will cooperate with the Company and Sellers, and do all things reasonably necessary to assist them, to obtain all consents and approvals necessary for assignment to Purchaser of the Authorizations, including the furnishing of financial and other information specifically with respect to Purchaser reasonably required by the person or entity whose consent or approval is being sought. The Company and Sellers shall use all reasonable efforts to provide adequate prior written notice to Purchaser of any meeting with governmental authorities the purpose of which is to seek a consent or approval to the transactions contemplated hereby, and Purchaser shall use all reasonable efforts to furnish a representative to attend meetings with appropriate government authorities for the purpose of obtaining such consents or approvals. The Purchaser, the Company and each Seller have filed the necessary Form(s) 490 and 702 with the FCC transferring control of the FCC Authorizations for the Business to Purchaser and will diligently pursue the processing of the transfer of control of the FCC Authorizations to Purchaser and to file for all other necessary regulatory approvals for the consummation of the transactions contemplated by this Agreement within five business days of the date of execution of this Agreement to the extent any such filings have not been made prior to the date of execution of this Agreement. Sellers, on the one hand, and Purchaser, on the other, shall share equally all filing fees in connection with any filings pursuant to this Section 6.02(a).

     (b) The Company, Sellers and Purchaser shall each cooperate and use their reasonable best efforts to prepare and file with the Federal Trade Commission and the Department of Justice and other regulatory authorities as promptly as possible all requisite applications and amendments thereto together with related information, data and exhibits necessary to satisfy the requirements of the Hart-Scott-Rodino Antitrust Improvements Act ("Hart-Scott Act"). Sellers, on the one hand, and Purchaser, on the other, shall share equally all filing fees in connection with any filings pursuant to this Section 6.02(b).

     SECTION 6.03. THIRD PARTY CONSENTS; CLOSING CONDITIONS. (a) The Company and the Sellers covenant and agree to do all things reasonably necessary (not including the payment of money they are not otherwise obligated to pay) to obtain all consents and approvals necessary under those Existing Contracts that require consent to the change in control of the Company as a result of the Purchaser's purchase of the Shares. Purchaser covenants and agrees to cooperate with the Company and Sellers and assist the Company and the Sellers in obtaining such consents and approvals including the furnishing of financial and other information, reasonably required by the Person whose consent or approval is being sought.

     (b) Purchaser, the Company and the Sellers hereby covenant and agree to use all reasonable efforts to satisfy, or assist the other party in satisfying, the closing conditions applicable to the Purchaser in Article VII hereof and the Company and the Sellers in Article VIII hereof prior to the Closing Date.

     SECTION 6.04. ACCESS. (a) Purchaser shall have the right, itself or through its representatives, during normal business hours, after reasonable notice (which may be oral) to Sellers' Representative and the Company, and without undue disruption to the Company's normal business activities, to inspect the assets and properties of the Company and to inspect and make abstracts and reproductions of all books and records of the Company including, without limitation, applications and reports to the FCC and CPUC, all financial information relevant to the Business, employee records, and engineering and environmental reports and the Company shall furnish Purchaser with such information respecting the assets, business and financial records of the Company as Purchaser may, from time to time, reasonably request.

     (b) The Company and the Sellers acknowledge and agree, subject to any restrictions placed thereon by an owner or lessor of any real property involved that Purchaser may commission, at Purchaser's cost and expense, a so-called "Phase I" environmental site assessment of the assets of the Company (the "Phase I Assessment"). If the Phase I Assessment indicates that a so-called "Phase II" assessment (the "Phase II Assessment") or other additional testing or analysis of such assets is advisable, the Purchaser may elect to cause its agents to conduct such testing and analysis, also at Purchaser's expense. The Company and the Sellers will comply with any reasonable request for information made by Purchaser or its agents in connection with any such investigation. The Company and the Sellers covenant that any response to any such request for information will be complete and correct in all material respects. The Company and the Sellers will afford Purchaser and its agents access to all operations of the Company at all reasonable times and in a reasonable manner in connection with any such investigation subject to any required approval of the Company's landlords, which approval the Company and the Sellers will use their reasonable best efforts to obtain. Should Purchaser commission such an investigation, such investigation will have no effect upon the representations and warranties made by the Company and the Sellers to Purchaser under this Agreement except that if any Phase I Assessment or Phase II Assessment uncovers an environmental condition which then comprises a breach of the Company and the Sellers' representations or warranties herein, the Company and the Sellers shall not have breached such representation or warranty if the Company and the Sellers cure such breach in accordance with the provisions of this Agreement. Notwithstanding the foregoing, if the reasonably estimated cost and expense to the Company and Sellers of curing such breaches exceeds $500,000 and Purchaser fails to agree to bear the costs and expense in excess thereof, the Sellers Representatives may terminate this Agreement without penalty or cost, other than the reimbursement of Purchaser's cost and expenses related to the transactions contemplated by this Agreement.

     (c) The Company and the Sellers shall allow Purchaser the opportunity to conduct an engineering review of the Cellular System to confirm that the Cellular System complies with the FCC Authorizations and the regulations of the FCC in all material respects and are otherwise in good condition and repair, reasonable wear and tear excepted.

     SECTION 6.05. CONDUCT OF BUSINESS. From and after the date hereof the Company and the Sellers shall cause the Company to be operated only in the ordinary course of business consistent with past practice, and shall:

          (a) operate the Cellular System in accordance with the FCC Authorizations and all other Authorizations, and comply with all laws, rules and regulations applicable to the Company, including the regulations of the FCC and CPUC;

          (b) except for inventory sold in the ordinary course of business, refrain from making any sale, lease, transfer or other disposition of any of the assets of the Company other than in connection with replacements with assets of like use and value, or with the prior written approval of Purchaser which approval shall not be unreasonably withheld;

          (c) refrain from modifying, amending or altering or terminating any of the Existing Contracts other than in the ordinary course of business consistent with past practice, and from waiving or canceling any material default or breach or modifying, altering or terminating any right or asset of the Company without Purchaser's prior written approval, which approval will not be unreasonably withheld;

          (d) maintain insurance on the assets and properties of the Company comparable to that maintained prior to the date hereof, and use the proceeds of any claims for loss under such policies, together with such other funds as may be required, to repair, replace, or restore to their former condition any assets or properties which may be damaged by fire or other casualty, all as soon as reasonably possible;

          (e) maintain its books and records in accordance with prior practice; maintain all of its property and assets in their present condition, ordinary wear and tear excepted; maintain supplies of inventory and spare parts consistent with past practice; and otherwise operate its business in the ordinary course in accordance with past practices;

          (f) except in the ordinary course of business consistent with past practice, refrain from changing the Cellular System's agents' commission rate, sales practices (including the quality of the credit of subscribers contracting for cellular telephone service) or marketing practices without Purchaser's approval;

          (g) other than increases in current base salary of not greater than 5%, refrain from increasing the compensation payable or to become payable to any employee or agent of the Company without Purchaser's approval;

          (h) refrain from entering into any contract or renewal of any existing contract for the employment of any employee or agent of the Company other than "at-will" employees and agents;

          (i) use its best efforts to (x) keep the business organization of the Company intact, (y) retain the services of the key employees of the Cellular System, and (z) maintain good relationships with its employees, suppliers, advertisers, subscribers, agents and others having business relations with it, in each case in accordance with past practices;

          (j) refrain from changing the Charter or by-laws of the Company;

          (k) continue to advertise, promote and market the Cellular System and its services in a manner consistent with past practice, and in any event from the date hereof through the Closing, spend on advertising, marketing and promotion, on an aggregate basis from the date hereof to the Closing, the amounts set forth in the Operating Budget.

          (l) refrain from subjecting any of the assets or properties of the Company to any new Encumbrance;

          (m) refrain from doing or omitting to do any act which will cause a breach of, or default under, or termination of (except in accordance with its terms), any material contract, agreement, lease, commitment, or obligation to which the Company is a party or by which it is bound;

          (n) provide to the Purchaser, concurrently with filing thereof, copies of all reports to and other filings with the FCC;

          (o) not permit any of the Authorizations to expire or to be surrendered or voluntarily modified in a matter adverse to the Business, or take any action which would reasonably be expected to cause the Authorizations or any other governmental authority to institute proceedings for the suspension, revocation or limitation of rights under any of the Authorizations; or fail to prosecute with due diligence any pending applications to any governmental authority;

          (p) notify Purchaser in writing promptly after learning of the institution or threat of any material action against the Company in any court, or any action against the Company before the FCC or the CPUC or any other governmental agency, and notify Purchaser in writing promptly upon receipt of any administrative or court order relating to the Business;

          (q) notify Purchaser of the hiring of any new employee, any material change in job function of an employee, and the termination of any employee;

          (r) pay or cause to be paid or provide for all Taxes of or relating to the Company, the Shares and the employees required to be paid to city, county, state, federal and other governmental units up to the Closing Date and refrain from extending any statute of limitations with respect to such Taxes;

          (s) refrain from taking any action not in the Company's usual course of business without Purchaser's prior approval;

          (t) cooperate with Purchaser in connection with Purchaser's efforts to identify the current employees of the Company that Purchaser would like to continue to hire following the Closing consistent with all applicable federal, state and/or local employment laws, rules and regulations;

          (u) refrain from declaring or paying any dividends or making any distribution upon, or redeeming or repurchasing any shares;

          (v) refrain from creating, incurring, assuming, guaranteeing, being or remaining liable, contingently or otherwise, with respect to any indebtedness, other than indebtedness of the Company not to exceed in the aggregate the amount outstanding at December 31, 1997;

          (w) refrain from being a party to any merger or consolidation or other transfer of any shares of the capital stock of the Company;

          (x) refrain from increasing the amounts paid to Unitel pursuant to the Management Contract;

          (y) refrain from prepaying any indebtedness for borrowed money (other than repayments of advances under its existing lines of credit with financial institutions in the ordinary course of its business) or prepaying any lease or other contractual obligations;

          (z) continue to make all capital expenditures in connection with the operation of the Business when and as required by its capital expenditures in the Budget as set forth IN SCHEDULE 4. 17(a)(iii) as are required prior to the Closing Date; and

          (aa) change the rates charged to Subscribers except pursuant to promotional programs approved by Purchaser, which approval will not be unreasonably withheld.

     SECTION 6.06. NO SHOPPING. None of the Sellers, the Company and any of their affiliates, advisors or representatives shall, directly or indirectly, solicit, encourage or initiate any contact with, negotiate with, or provide any information to, endorse or enter into any agreement with respect to, or take any other action to facilitate any person or group, other than Purchaser and its representatives, concerning any inquiries or the making of any proposals concerning any merger involving the Company, sale of all or substantially all of the assets of the Company, acquisition of the Shares or an equity interest in the Company or any similar transaction involving the Company.

     SECTION 6.07. EMPLOYEES. Except as provided by SECTION 6.09 hereof, Nothing contained in this Agreement shall confer upon any employee of the Company any right (over and above existing rights, if any) with respect to continued employment by the Company or Purchaser. No provision of this Agreement shall create any third-party rights in any such employee, or any beneficiary or dependent thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to such employee by Purchaser or under any benefit plan that Purchaser may maintain.

     SECTION 6.08. SUPPLEMENTAL DISCLOSURE. The Company and the Sellers shall promptly from time to time prior to the Closing Date supplement in writing the Schedules hereto with respect to any matter hereafter arising that, if existing or known as of the date of this Agreement, would have been required to be set forth or described in the Schedules hereto; provided, however, that no such supplemental disclosure shall be deemed to cure any breach of any representation or warranty of the Company or the Sellers made in this Agreement unless Purchaser fails to object in writing to the Company and the Sellers to any such supplemental disclosure within ten (10) business days after Purchaser's receipt thereof.

     SECTION 6.09. UNITEL. Upon Purchaser's direction, and without cost or penalty to the Company, the Sellers covenant and agree (i) to cause the Company and Unitel to terminate the Management Contract as of the Closing, (ii) to cause all accrued and unpaid management fees and other obligations to Unitel to be paid or satisfied prior to the Closing, and (iii) to cause Unitel to be dissolved and liquidated promptly after the Closing.

     SECTION 6.10.  AUDIT OF COMPANY'S 1997 FINANCIAL STATEMENTS.

     Purchaser and Sellers covenant and agree as follows:

     (a) As soon as reasonably practical after December 31, 1997, Arthur Andersen LLP ("Sellers' Accountants") conduct an audit (the "Audit") of the financial statements of the Company in accordance with GAAP and generally accepted auditing standards for the 12-month period ending December 31, 1997, including a balance sheet, a statement of income and cash flow, and consistent with past practices.

     (b) As soon as possible after December 31, 1997 Sellers' Accountants shall deliver to the Oklahoma City office of Arthur Andersen LLP ("Purchaser's Accountant"), Purchaser and Sellers (i) the Audit and, based upon such Audit, a calculation of the Cellular System's Operating Cash Flow (as defined in Section 7.14) for the calendar year 1997 certifying the accuracy thereof (the "OCF Calculation"). Purchaser's Accountant shall be given reasonable access to the work papers, notes and other data compiled by Sellers' Accountant in connection with the Audit. If the Closing has not occurred by March 31, 1997, Sellers' Accountants shall bring forward the Audit to cover the Other Applicable Period following the same procedures set forth in subparagraphs (a) and (b) above and shall revise the OCF Calculation accordingly for the Other Applicable Period. If either party objects to the OCF Calculation, such party shall within ten
(10) calendar days after receipt of the delivery of the OCF Calculation notify the other party in writing of its objection and shall specify the basis for such objection (the "Objection Notice"). Sellers and Purchaser shall attempt to resolve their differences within the ten (10) day period following either party's receipt of any Objection Notice. In the event Purchaser and Sellers are unable to resolve their differences within such ten (10) day period, then, either party may request that the matter be resolved by another accounting firm mutually acceptable to Purchaser and Sellers' Representative (the "OCF Accountant").

     (c) In submitting a dispute to the OCF Accountants, each of the parties shall furnish, at its own expense, the OCF Accountants and the other party with such documents and information as the OCF Accountants may reasonably request. Each party may also furnish to the OCF Accountants such other information and documents as it deems relevant with the appropriate copies and notification being given to the other party. The OCF Accountants may conduct a conference concerning the disagreements between Sellers and Purchaser at which conference each party shall have the right to present additional documents, materials and other evidence and to have present its or their advisors, accountants or counsel. The OCF Accountants shall promptly render a decision on the issues presented, and such decision shall be final and binding on the parties. The Audit shall not be considered completed for purposes of the Closing until all disputes have been finally resolved by the parties or the OCF Accountants.

     (d) Fees and expenses of the Audit shall be paid by the Company, and the fees and expenses of the OCF Accountants relating to the matters provided for in this Section 6.10 shall be split evenly between Sellers and Purchaser.

     SECTION 6.11. OFFER TO PURCHASE REMAINING SECURITIES. Purchaser agrees that it will offer to purchase all of the currently outstanding Securities of the Company from those holders of Securities who are not signatories to this Agreement on the date hereof (the "Other Holders"). Within fifteen (15) days after the execution of this Agreement, the Company will give written notice to each Other Holder of the opportunity to sell the Securities held by the Other Holders to Purchaser on the terms and conditions set forth in this Agreement (the "Offer"). The Offer shall include (i) a summary of the terms and conditions of the sale of the Securities to Purchaser, (ii) a copy of this Agreement including the Exhibits and Schedules hereto, (iii) the recommendation of the Company's Board of Directors that the Offer be accepted, (iv) a signature page to this Agreement pursuant to which the Other Holder shall become a party to and bound by this Agreement as a "Seller" (the "Acceptance Signature Page") and (v) such other information as the Company, Purchaser and their respective counsel shall consider necessary or appropriate. The Offer shall remain open for thirty (30) days unless extended in writing by Purchaser (as it may be extended the "Acceptance Deadline"). Each Other Holder delivering a properly executed

Acceptance Signature Page prior to the Acceptance Deadline will thereby become a party to and bound by this Agreement as a "Seller" as if such Other Party executed and delivered this Agreement on the date hereof, and SCHEDULE
4.04 will be appropriate amended to reflect such Other Holders' ownership of Securities. The Purchaser may but shall not be obligated to purchase the Securities of any Other Holder who has not delivered a properly executed Acceptance Signature Page prior to the Acceptance Deadline.

     SECTION 6.12 COMPANY'S ARTICLES AND BY-LAWS. After the Closing the Purchaser shall not permit the Company to modify or amend its articles of incorporation or by-laws in a manner that would adversely affect the liability of or scope of the indemnification provided to those individuals who are the officers and directors of the Company as of the date hereof.

     SECTION 6.13 EMPLOYEES OF UNITEL. Purchaser and Sellers agree that effective as of the Closing, all of Unitel's employees will be hired as at will employees by, or offered at will employment with, the Company, at pay and benefit levels and in positions at least equivalent to those they held with Unitel, PROVIDED, HOWEVER, that prior to Closing, Albino S. Rodrigues will be offered employment as Market Manager at a salary commensurate with that position within Purchaser's organization. In the event Mr. Rodrigues declines such offer of employment, the Company will pay him at his current salary for a three-month transition period following Closing, and upon his departure will pay him $75,000 in full satisfaction of any remaining obligations of the Company under his employment contract with the Company. In the event Mr. Rodrigues declines to sign a release acknowledging that such payment discharges all remaining liabilities of the Company under his employment contract, all other amounts owed to Mr. Rodriques under such contract which relate to the time period up to and including the Closing Date shall be an obligation of Sellers.

                                  ARTICLE VII
            CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE

     The obligation of Purchaser under this Agreement with respect to the purchase and sale of the Shares shall be subject to the fulfillment on or prior to the Closing of each of the following conditions, any of which may be waived in writing by Purchaser:

     SECTION 7.01. ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF THIS AGREEMENT. All of the representations and warranties made by the Company and the Sellers in this Agreement shall be true and correct at and as of the Closing except for such breaches and inaccuracies therein which, in the aggregate, have not caused and would not reasonably be expected to cause Purchaser to suffer a Loss (as defined in Section 10.01) in excess of $300,000 in the aggregate (a "Material Loss") or otherwise result in a material adverse effect on the assets, properties, business, operations or prospects of the Business taken as a whole which is not due to events or circumstances applicable to the cellular telephone industry generally (a "Material Adverse Effect"). The Company and the Sellers shall have complied in all material respects with and performed all of the agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing. Purchaser shall have been furnished with a certificate or certificates of the Company's President, dated as of the Closing, certifying to the fulfillment of the foregoing conditions.

     SECTION 7.02. DIRECTORS RESOLUTIONS. The Company shall deliver to Purchaser copies of the resolutions of the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and all instruments and documents to be delivered in connection herewith and the transactions contemplated hereby, duly certified by an officer of the Company.

     SECTION 7.03. INCUMBENCY CERTIFICATE. Purchaser shall have received a certificate or certificates of an officer of the Company, certifying as to the genuineness of the signatures of officers of the Company authorized to take certain actions or execute any certificate, document, instrument or agreement to be delivered pursuant to this Agreement, which incumbency certificate shall include the true signatures of such officers.

     SECTION 7.04. THIRD PARTY CONSENTS; FCC; HART-SCOTT ACT. Sellers shall have delivered to Purchaser such instruments, consents and approvals of third parties (the form and substance of which shall be reasonably satisfactory to Purchaser) as are necessary for the consummation of the transactions contemplated by this Agreement and to assign to Purchaser without modification thereof, as of the Closing, the Existing Contracts that require consent as a result of Purchaser's purchase of the Shares, and Purchaser shall have obtained all FCC Authorizations and other Authorizations necessary for the consummation of the transactions contemplated by this Agreement. Prior to Closing Date, the FCC shall have issued a Final Order granting the FCC's consent to the change in ownership of the FCC Authorizations to Purchaser without any material conditions, excepting conditions applied on an industry-wide basis, which the Purchaser reasonably deems to be adverse. In addition, all applicable waiting periods under the Hart-Scott Act (if applicable to the transactions contemplated by this Agreement) shall have expired or been terminated and no objection shall have been made by the Federal Trade Commission ("FTC") or the United States Department of Justice ("DOJ"). For the purposes of this Agreement, the term "Final Order" shall mean action by the FCC as to which (i) no request for stay by the FCC, as applicable, of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, such deadline has passed; (ii) no petition for rehearing or reconsideration of the action is pending before the FCC, and the time for filing any such petition has passed; (iii) the FCC, does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the FCC's action, as applicable, is pending or in effect, and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

     SECTION 7.05. CONTRACT TERMINATION. The Employment Agreements between the Company and Natubhai D. Patel ("Patel") and Arvind K. Roy ("Roy") shall have been terminated without cost, penalty or expense to the Company after Closing and each of Patel and Roy shall have delivered to Purchaser at Closing a release of any and all liabilities and claims against the Company.

     SECTION 7.06. NO MATERIAL ADVERSE CHANGE. No Material Adverse Effect shall have occurred, from December 31, 1997 to the Closing.

     SECTION 7.07. SECURITIES TO BE PURCHASED. Sellers owning Securities representing at least sixty-eight percent (68%) of the Total Shares shall be parties to this Agreement and shall tender such Securities at the Closing.

     SECTION 7.08. OPINION OF COUNSEL TO SELLERS. Purchaser shall have been furnished with an opinion of Young, Vogl, Harlick, Wilson & Simpson, LLP, counsel to the Majority Shareholders and the Company, dated as of the Closing and addressed to Purchaser, and to any institution designated by Purchaser which has provided financing in connection with the transactions contemplated by this Agreement in substantially the form of EXHIBIT B hereto.

     SECTION 7.09. OPINION OF FCC COUNSEL TO THE COMPANY. Purchaser shall have been furnished with opinions of Rosenman & Colin, FCC counsel for the Company and the Sellers, dated as of the Closing and addressed to Purchaser, and to any financial institution designated by Purchaser which has provided the financing in connection with the transactions contemplated by this Agreement, in substantially the form of EXHIBIT C attached hereto.

     SECTION 7.10. SUBSCRIBERS. The aggregate number of "Subscribers" (as defined in Section 2.04(a) on the Company's Cellular System as of Closing shall be at least 13,000.

     SECTION 7.11. ESTOPPEL. The Company and Sellers shall have obtained a consent from each lessor of the real property identified on SCHEDULE 4.07(b) consenting to the change in ownership of the Company if necessary in connection with the sale of the Shares to Purchaser.

     SECTION 7.12. RESIGNATIONS OF OFFICERS AND DIRECTORS. The Company and the Sellers shall have provided to Purchaser, in a form satisfactory to Purchaser, the resignations of each officer of the Company and each member of the Company's Board of Directors other than those persons designated in writing by Purchaser to the Company as persons who shall continue in office.

     SECTION 7.13. PAYMENT OF INDEBTEDNESS. The Company and the Sellers shall have provided to Purchaser, in a form satisfactory to Purchaser, a payoff letter from every lender to the Company stating that the outstanding principal balance of all existing indebtedness, all interest accrued on such indebtedness and all prepayment premiums and other amounts due in order to pay all such indebtedness as of the Closing Date.

     SECTION 7.14. OPERATING CASH FLOW. The "Operating Cash Flow" of the Company for the year ended December 31, 1997 shall be at least $3.6 million. For purposes of this Section 7.15 the term "Operating Cash Flow" means (without duplication) (i) the total operating revenue of the Company and Unitel (including management fees received from the Company and long distance and reciprocal trade revenue) less (ii) all expenses (other than interest expense, income taxes, depreciation, amortization, management fees (including amounts paid to Unitel under the Management Contract), executive expense and directors fees) related to the ownership and operation of the Company and Unitel for the calendar year ending December 31, 1997, determined in accordance with GAAP, PROVIDED, HOWEVER, notwithstanding anything in this Agreement or GAAP to the contrary (A) employee bonuses related to performance in 1997 shall be accrued in 1997 notwithstanding that they may be payable in 1998, (B) employee vacation pay shall be accrued in accordance with GAAP during the period earned notwithstanding that vacation pay is paid or vacation days are taken in a subsequent period, (C) the cost and expense needed to cause the assets of the Company to be in good working order and repair consistent with past practices at December 31, 1997 shall be accrued as an expense even if such expenditure is deferred, (D) all subscriber acquisition costs, subscriber handset costs and marketing costs shall be accrued as an expense in the period incurred (but in no case later than 90 days) and not capitalized, (E) any reciprocal trade expenses, such as the provision of cellular service in exchange for advertising shall be accrued as an expense, (F) an accrual for the normal accounting fees consistent with past practices, (G) any expenses related to the normal operations of the Company (including insurance, legal, accounting, payroll and fringe benefits) borne by Unitel or other affiliate of the Company and related to the management or operation of the Company shall be accrued as an expense (H) all expenses directly related to the transactions contemplated by this Agreement (including legal expenses) which would not have otherwise been incurred shall not be accrued as an expense) and (I) all accounting practices used by the Company (except as modified by clauses (A-H) above) shall be consistent with the practices used in preparing the financial statements of the Company as of and from the 1997 fiscal year of the Company through October 31, 1997, which were provided by the Sellers to Purchaser. The Operating Cash Flow of the Cellular System shall be determined pursuant to the Audit as provided for in Section 6.10 hereof.

     SECTION 7.15. ESCROW AGREEMENT. Sellers' Representative shall have executed and delivered the Escrow Agreement to Purchaser.

     SECTION 7.16. MANAGEMENT CONTRACT; CERTIFICATE. Upon Purchaser's direction and without cost or penalty to the Company, the Company and Unitel shall have terminated the Management Contract and the Company shall have received a release of all liabilities and obligations to Unitel, the form thereof to be satisfactory to Purchaser. In addition, upon Purchaser's direction and at Purchaser's cost, Unitel shall have assigned to an affiliate of Purchaser designated by Purchaser in writing prior to Closing Unitel's competitive local carrier certificate.

                                 ARTICLE VIII
                            CONDITIONS PRECEDENT TO
              THE COMPANY AND EACH SELLER'S OBLIGATION TO CLOSE.

     The obligations of the Company and the Sellers under this Agreement with respect to the sale of the Shares shall be subject to the fulfillment on or prior to the Closing of each of the following conditions, any of which may be waived in writing by the Company and the Sellers holding a majority of the
Shares:

     SECTION 8.01. ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF THIS AGREEMENT. All of the representations and warranties by Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing. Purchaser shall have complied with and performed in all material respects all of the agreements and covenants required by this Agreement to be performed and complied with by it on or prior to the Closing. The Company and the Sellers shall have been furnished with a certificate of an officer of Purchaser, dated as of the Closing, certifying to the fulfillment of the foregoing conditions.

     SECTION 8.02. DIRECTORS' RESOLUTIONS. Purchaser shall deliver to the Company and the Sellers copies of the resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement and all instruments and documents to be delivered in connection herewith and the transactions contemplated hereby, duly certified by an authorized officer of Purchaser.

     SECTION 8.03. INCUMBENCY CERTIFICATE. The Company and the Sellers shall have received a certificate of a secretary of Purchaser, certifying as to the genuineness of the signatures of representatives of Purchaser authorized to take certain actions or execute any certificate, document, instrument or agreement to be delivered pursuant to this Agreement, which incumbency certificate shall include the true signatures of such representatives.

     SECTION 8.04. FCC; HART-SCOTT ACT. The FCC shall have issued a Final Order granting the FCC's consent to the change in ownership of the FCC Authorizations to Purchaser. In addition, all applicable waiting periods under the Hart-Scott Act (if applicable to the transactions contemplated by this Agreement) shall have expired or been terminated and no objection shall have been made by the FTC or DOJ.

     SECTION 8.05. OPINION OF COUNSEL TO PURCHASER. The Company and the Sellers shall have been furnished with an opinion of Edwards & Angell, counsel to Purchaser, dated as of the Closing and addressed to the Company and the Sellers in substantially the form of EXHIBIT D hereto.

                                  ARTICLE IX
                                CASUALTY LOSSES

     In the event that there shall have been suffered between the date hereof and the Closing any casualty loss relating to the assets or properties of the Company the Company and the Sellers will promptly notify Purchaser of such event. The Sellers shall, at their option, cause the Company to (i) repair, rebuild or replace the portion of the assets, properties or Business damaged, destroyed or lost prior to the Closing Date, or (ii) obtain all insurance proceeds or other rights of the Company against third parties arising from such casualty loss (the "Claims"); PROVIDED, HOWEVER that if such insurance proceeds are or will not be sufficient in Purchaser's reasonable judgment to cover the entire casualty loss, then Purchaser may request that Sellers pay at Closing an amount equal to the product of (a) the shortfall in insurance proceeds and (b) the Purchased Percentage. If Sellers decline such request, Purchaser may terminate this Agreement and neither party shall be deemed in default.

                                   ARTICLE X
                                INDEMNIFICATION

     SECTION 10.01. INDEMNIFICATION BY SELLERS. (a) Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of Purchaser or any information Purchaser may have, but subject to the terms of this Article X, each Seller jointly and severally (except with respect to any misrepresentation or omission with respect to Sections 4.02, 4.05 and Section
4.12 and the third sentence of Section 4.04 as they relate to an individual Seller and not the Company) which shall be several and not joint) agrees to indemnify and to hold Purchaser, its shareholders, officers, directors, and employees (the "Indemnified Purchaser Parties") harmless from and against and in respect of any losses (including lost revenues), damages, costs, expenses (including costs of investigations and reasonable attorney fees arising out of Third Party Claims), claims, suits, demands, judgments and diminutions in value suffered or incurred (each a "Loss" and collectively "Losses") by Purchaser resulting from any of the following; provided, however that for purposes of this Article X the Losses of Purchaser resulting from the matters referred to in clause (i) or clause (iv) below shall be the amount of such Losses multiplied by the Purchased Percentage:

          (i) Any obligation or liability of the Company for Taxes, whether or not known or asserted at or prior to the Closing, to the extent that such liability did not result in a reduction in the Purchase Price at the Closing pursuant to Section 2.03 hereof;

          (ii) Any misrepresentation or breach of warranty of the Company or any Seller in this Agreement, the Schedules or Exhibits hereto, or the Escrow Agreement, or in any closing certificate delivered by the Company or any Seller to Purchaser pursuant to Article VII hereof;

          (iii) Any breach or non-fulfillment of any covenant or agreement on the part of the Company or any Seller under this Agreement to be performed on or following the Closing Date;

          (iv) Any and all amounts owed to Bay Area Cellular Telephone Company which are not included as a liability in the Working Capital Adjustment that related to the period prior to the Closing Date, including amounts payable in respect of interconnect fees (the "BAC Obligation"); and

          (v) All costs and expenses (including reasonable attorneys' fees) incurred by Purchaser in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters Purchaser is indemnified against by the Company and the Sellers in this Agreement.

     SECTION 10.02. INDEMNIFICATION BY PURCHASER. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of the Company or any Seller or any information the Company or any Seller may have, but subject to the terms of this Article X, Purchaser agrees to indemnify and to hold each of the Company and the Sellers, and their directors, officers, stockholders, employees, representatives and agents harmless from and against and in respect of any Losses incurred by the Company and the Sellers, and after the Closing the Purchaser, the Company and, if Dobson Communication Corporation or another subsidiary then holds the Cellular Authorizations now held by the Company, such company will indemnify and hold each of the Sellers and any director, officer, stockholder, employee, representative and agent of a Seller harmless from and against and in respect of any Losses incurred by any of them, resulting from any of the following:

          (i) Any misrepresentation or breach of warranty in, or omission from, any representation or warranty of Purchaser, in this Agreement, the schedules or exhibits hereto, including the Escrow Agreement or in any closing certificate delivered by Purchaser to the Company and the Sellers pursuant to Article VIII hereof;

          (ii) Any breach or non-fulfillment of any covenant or agreement on the part of Purchaser under this Agreement to be performed on or following the Closing Date;

          (iii) Any claims made against a Seller by a third party arising from the operations of the Company after the Closing Date and are not claims for which

     Purchaser Indemnified Parties are entitled to indemnity from Sellers under Section 10.01 hereof;

          (iv) Any violation of federal or state securities laws resulting from Purchaser's misrepresentations in, or omission of material information from, the Offer to the Other Holders pursuant to
     Section 6.11 hereof, other than (x) any such misrepresentations in or omissions from information provided to Purchaser by the Company or Sellers or (y) the Company's or a Seller's omission to provide Purchaser information the Company or a Seller was obligated to provide or disclose to Purchaser pursuant to this Agreement; and

          (v) All reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Company and the Sellers in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters for which the Company and the Sellers are indemnified against by Purchaser in this Agreement.

     SECTION 10.03. NOTICE OF CLAIMS; DEFENSE OF THIRD PARTY. A party claiming indemnification under this Article X (the "Asserting Party") must notify (in writing and in reasonable detail) the party from which indemnification is sought (the "Defending Party") of the nature and basis of such claim for indemnification. If such claim relates to a claim, suit, litigation or other action by a third party against the Asserting Party or any fixed or contingent liability to a third party (a "Third Party Claim"), the Defending Party may elect to assume and control the defense of the Third Party Claim at its own expense with counsel selected by the Defending Party from and after such time as the Defending Party unconditionally agrees in writing to accept, as against the Asserting Party, all liabilities on account of such Third Party Claim. Assumption of such liability, as against the Asserting Party, shall not be deemed an admission of liability as against any such third party. Notwithstanding the foregoing, the Defending Party may not assume or control the defense if the named parties to the Third Party Claim (including any impleaded parties) include both the Defending Party and the Asserting Party and representation of both parties by the same counsel (in such counsel's reasonable determination) would be inappropriate due to actual or potential differing interests between them, in which case the Asserting Party shall have the right to defend the Third Party Claim and to employ counsel reasonably approved by the Defending Party, and to the extent the matter is determined to be subject to indemnification hereunder, the Defending Party shall reimburse the Asserting Party for the reasonable costs of its counsel. If the Defending Party assumes liability for the Third Party Claim as against the Asserting Party and assumes the defense and control of the Third Party Claim pursuant to this Section 10.03, the Defending Party shall not be liable for any fees and expenses of counsel for the Asserting Party incurred thereafter in connection with the Third Party Claim (except in the case of actual or potential differing interests, as provided in the preceding sentence), but shall not agree to any settlement of such Third Party Claim which does not include an unconditional release of the Asserting Party by the third party claimant on account thereof, PROVIDED that such requirement shall be deemed waived to the extent that the Asserting Party does not undertake to provide and promptly execute and, concurrently with the delivery of any such release, deliver a corresponding release of the third party claimant with respect to such Third Party Claim. If the Defending Party does not assume liability for and the defense of the Third Party Claim pursuant to this Section 10.03, the Asserting Party shall have the right (i) to control the defense thereof and (ii), if the Asserting Party shall have notified the

Defending Party of the Asserting Party's intention to negotiate a settlement of the Third Party Claim (at the Defending Party's expense to the extent the matter is determined to be subject to indemnification hereunder), which notice shall include the material terms of any proposed settlement in reasonable detail, to settle the Third Party Claim (at the Defending Party's expense to the extent the matter is determined to be subject to indemnification hereunder) on terms not materially inconsistent with those set forth in such notice, unless the Defending Party shall have notified the Asserting Party in writing of the Defending Party's election to assume liability for and the defense of the Third Party Claim pursuant to this
Section 10.03 within ten days after receipt of such notice, and the Defending Party promptly thereafter shall have taken appropriate action to implement such defense. The Asserting Party shall not be entitled to settle any such Third Party Claim pursuant to the preceding sentence unless such settlement includes an unconditional release of the Defending Party by the Third party claimant on account thereof, PROVIDED that such requirement shall be deemed waived to the extent that the Defending Party does not undertake to provide and promptly execute and, concurrently with delivery of any such release, deliver a corresponding release of the third party claimant with respect to such Third Party Claim. The Asserting Party and the Defending Party shall use all reasonable efforts to cooperate fully with respect to the defense and settlement of any Third Party Claim covered by this Article X.

     SECTION 10.04. LIMITATIONS. The Defending Party's obligations to indemnify the Asserting Party pursuant to this Article X shall be subject to the following limitations:

     (a) No indemnification shall be required to be made by the Defending Party until the aggregate amount of the Asserting Party's Losses exceeds $200,000 (the "Deductible") and then indemnification shall only be required to be made by the Defending Party to the extent of such Losses that exceed the Deductible; PROVIDED, HOWEVER, the Deductible shall not be applicable to
(i) adjustments to the Purchase Price provided for in Section 2.03, (ii) a breach by any Seller or the Company of its representations set forth in
Section 4.02, Section 4.04, Section 4.05 and Section 4.16, (iii) the BAC Obligation or (iv) losses resulting from fraud by the Defending Party.

     (b) All representations and warranties contained in this Agreement shall survive the Closing for twenty (20) months after the Closing Date; PROVIDED, HOWEVER, that notwithstanding the foregoing, (x) the representations and warranties contained in Section 4.02, Section 4.04,
Section 4.05 and Section 4.16 shall survive the Closing for an unlimited duration and (y) the representations and warranties contained in Sections
4.13 and 4.10 (as it may relate to Environmental Laws) shall survive the Closing until the fourth anniversary thereof (the applicable period of survival being referred to as the "Survival Period"). To the extent a claim is made in respect of a representation or warranty within the applicable Survival Period, such representation or warranty shall survive after the Survival Period for purposes of such claim until such claim is finally determined or settled.

     (c)  The maximum liability of any Seller for indemnification under this
Article X (other than Losses resulting from such Seller's fraud) shall be the portion of the Purchase Price paid to such Seller.

                                  ARTICLE XI
                      CONFIDENTIALITY AND PRESS RELEASES

     SECTION 11.01. CONFIDENTIALITY. Each party (in such capacity, a "Recipient Party") shall hold in strict confidence all documents and information concerning the other (in such capacity, a "Disclosing Party") and its business and properties and, if the transaction contemplated hereby should not be consummated, such confidence shall be maintained, and all such documents and information (in written form) shall immediately thereafter be returned to the Disclosing Party. In furtherance of the foregoing, without the express prior written consent of the Disclosing Party, the Recipient Party shall not, directly or indirectly, disclose, disseminate, publish, reproduce, retain, use (for its benefit or for the benefit of others) or otherwise make available in any manner whatsoever, any such documents or information to anyone except as provided in Section 11.03. If the Recipient Party breaches, or threatens to commit a breach of, any of the provisions of this Article XI, the Disclosing Party shall have the right (in addition to any other rights and remedies available at law or in equity) to equitable relief (including injunctions) against such breach or threatened breach, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable harm to the Disclosing Party and that money damages would not be an adequate remedy.

     SECTION 11.02. PRESS RELEASES. No press release or public disclosure, either written or oral, of the existence or terms of this Agreement shall be made by either Purchaser or any Seller without the consent of each party subject to the provisions of Section 11.03, and Purchaser, the Company and Sellers shall each furnish to the other advance copies of any release which it proposes to make public concerning this Agreement or the transactions contemplated hereby and the date upon which Purchaser, the Company or any Seller, as the case may be, proposes to make such press release.

     SECTION 11.03. DISCLOSURES REQUIRED BY LAW. This Article XI shall not, however, be construed to prohibit any party from making any disclosures to any governmental authority that it is required to make by law or from filing this Agreement with, or disclosing the terms of this Agreement to, any institutional lender to such party, or prohibit the Company, any Seller, Purchaser or any of their affiliates from disclosing to its investors, partners, accountants, auditors, attorneys, parent company and broker/dealers such terms of this transaction as are customarily disclosed to them in connection with the sale or acquisition of a cellular telephone system; PROVIDED, HOWEVER, that any such party shall be informed of the confidential nature of such information and shall agree to keep such information confidential; and PROVIDED, HOWEVER, that each party shall provide to the other reasonable advance copies of any public release except where the provision of such advance notice is not permissible.

                                  ARTICLE XII
                                  TERMINATION

     SECTION 12.01. BREACHES AND DEFAULTS; OPPORTUNITY TO CURE. Prior to the exercise by a party of any termination rights afforded under this Agreement, if either party (the "Non-Breaching Party") believes the other (the "Breaching Party") to be in breach hereunder, the Non-Breaching Party shall provide the Breaching Party with written notice specifying in reasonable detail the nature of such breach, whereupon the Breaching Party shall have 15 days from the receipt of such notice to cure such breach to the reasonable satisfaction of the Non-Breaching

Party; PROVIDED, HOWEVER, that if such breach is curable but is not capable of being cured within such period and if the Breaching Party shall have commenced action to cure such breach within such period and is diligently attempting to cure such breach, then the Breaching Party shall be afforded an additional twenty (20) days to cure such breach, PROVIDED, HOWEVER, that the cure period for a breach shall in no event extend beyond the Outside Date (as defined in Section 12.02(e) below). If the breach is not cured within such time period, then the Breaching Party shall be in default hereunder and the Non-Breaching Party shall be entitled to terminate this Agreement (as provided in Section 12.02). This right of termination shall be in addition to, and not in lieu of, any legal or equitable remedies available to the Non-Breaching Party.

     SECTION 12.02. TERMINATION. This Agreement may be terminated and the transactions contemplated herein may be abandoned, by written notice given to the other party hereto, at any time prior to the Closing:

     (a)  by written consent of each of the Company, the Sellers'
Representative, and Purchaser;

     (b) by either Purchaser or the Sellers' Representative, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise permanently prohibiting the sale of the Shares to Purchaser (which Sellers and Purchaser shall have used all reasonable efforts to have lifted or reversed) and such order, decree, ruling or other action shall have become final and nonappealable;

     (c) subject to Section 12.01, by Purchaser, if either the Company or the Sellers shall have breached any of their representations herein and such breaches, in the aggregate, would reasonably be expected to have a Material Adverse Effect or if the Company or the Sellers shall have materially breached any of their covenants;

     (d) subject to Section 12.01, by the Sellers, if Purchaser shall have materially breached any of its representations or covenants herein;

     (e) by either Sellers or Purchaser if the Closing shall not have occurred on or before December 31, 1998, (the "Outside Date"), unless the failure to have the Closing shall be due to the failure of the party seeking to terminate this Agreement to perform in any material respect its obligations under this Agreement required to be performed by it at or prior to the Closing.

     (f)  by Sellers pursuant to the provisions of Section 6.04(b); and

     (g)  by Purchaser pursuant to Article IX.

                                 ARTICLE XIII
                                 BROKERS' FEES

     Each party represents and warrants to the other that it shall be solely responsible for the payment of any fee or commission due to any broker or finder it has engaged with respect to this transaction and the other party hereto shall be indemnified for any liability with respect thereto pursuant to Article X hereof.

                                  ARTICLE XIV
                                 MISCELLANEOUS

     SECTION 14.01. ADDITIONAL INSTRUMENTS OF TRANSFER. (a) From time to time after the Closing, each party shall, if requested by another party, make, execute and deliver such additional stock assignments, other assignments, bills of sale, deeds and other instruments, as may be reasonably necessary or proper to carry out the specific provisions of this Agreement, including transfer to Purchaser all of Sellers' right, title and interest in and to the Securities. Such efforts and assistance shall be at the cost of the requesting party.

     SECTION 14.02. NOTICES. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered, sent by telecopier, recognized overnight delivery service or registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

        (i)  If to Purchaser:

               13439 N. Broadway Extension
               Suite 200
               Oklahoma City, Oklahoma  73114
               Attention:  Everett Dobson
               Facsimile No.:  (405) 391-8515

               with a required copy to:

               Edwards & Angell
               2800 Hospital Trust Tower
               Providence, Rhode Island  02903
               Attention:  Joseph A. Kuzneski, Jr., Esq.
               Facsimile No.: (401) 276-6602

        (ii)  If to Sellers:

               N.D. Patel
               1819 Montecito Way
               Burlingame, CA 94010

               with a required copy to:

               David M. Wilson, Esq.

               Young, Vogl, Harlick, Wilson & Simpson LLP
               425 California St., Suite 2500
               San Francisco, CA  94104
               Facsimile No.: (415) 291-1984

     Notices delivered personally shall be effective upon delivery against receipt. Notices transmitted by telecopy shall be effective when received during regular business hours, provided that the burden of proving notice when notice is transmitted by telecopy shall be the responsibility of the party providing such notice. Notices delivered by overnight delivery service shall be effective when received. Notices delivered by registered or certified mail shall be effective on the date set forth on the receipt of registered or certified mail, or 72 hours after mailing, whichever is earlier.

     SECTION 14.03. EXPENSES. Each party shall bear its own expenses and costs, including the fees of any corporate or FCC attorney retained by it, incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; provided that Sellers and Purchaser shall bear equally FCC, Hart-Scott Act and other governmental filing fees.

     SECTION 14.04. SELLERS' REPRESENTATIVE. Each of the Sellers hereby designates N.D. Patel to be the initial agent, attorney in fact and representative of all Sellers (the "Sellers' Representative"). The Sellers' Representative may be removed, and a new Sellers' Representative designated, at any time and from time to time, only by a written notice to Purchaser and the then Sellers' Representative from Sellers whose Securities represent a majority of the Total Shares as of such date (or if after the Closing, as of the date immediately prior to the Closing Date). In furtherance of the foregoing designation of Sellers' Representative, each of the Sellers, by his execution hereof, hereby makes, constitutes and appoints the Sellers' Representative (and any successor Sellers' Representative designated in accordance with the terms hereof), to be his true, sufficient and lawful attorney, for him and in his name, place and stead, for the purpose of (a) collecting and disbursing to Sellers any and all amounts due and payable to Sellers after the Closing and enforcing, waiving and compromising any and all rights of Sellers under this Agreement and all other agreements, instruments and documents contemplated by or required to be delivered in connection with the transactions contemplated by this Agreement, (b) amending, modifying and interpreting the provisions of this Agreement, the Deposit Escrow Agreement, the Escrow Agreement and all other instruments and documents contemplated to be delivered in connection with the transactions contemplated by this Agreement; provided that no such amendment or modification shall disproportionately affect any Seller, (c) making, agreeing to, compromising and otherwise dealing with the Adjustments to the Purchase Price as contemplated by Article II hereof and claims for indemnifications (whether asserted by or against Purchaser) under Article X hereof, (d) executing and delivering on behalf of Sellers all stock powers, endorsements, assignments, stock certificates, receipts and all other instruments, documents and agreements as shall be necessary or appropriate, in the good faith judgment of the Sellers' Representative, to consummate and carry out the transactions contemplated by this Agreement, the Deposit Escrow Agreement and the Escrow Agreement and (e) acting as Sellers' Representative under this Agreement, and the Escrow Agreement, and to do and perform all necessary acts contemplated of the Sellers' Representative under this Agreement, the Escrow Agreement and the Deposit Escrow Agreement both prior to, at and subsequent to the Closing Date (including the performance and prosecution of this Agreement both prior to, at and subsequent to the Closing Date), in as full and ample a manner as such Seller might do if such

Seller were personally present. The Purchaser shall not be responsible or liable in any manner for any actions taken or omitted to be taken by the Sellers' Representative, including but not limited to, any actions with respect to any amounts paid to the Sellers' Representative pursuant hereto, and the Purchaser shall be indemnified and held harmless against any loss, expense or damage arising therefrom. Upon the execution of this Agreement, each Seller shall deliver to Sellers' Representative, to hold in escrow until the Closing pending satisfaction or waiver by the Sellers' Representative of the conditions precedent to Sellers' obligations set forth in Article VIII hereof, original certificates or agreements evidencing the Securities owned by him together with such executed stock powers or other instruments of transfer as may be required pursuant to the terms hereof. The Sellers' Representative is authorized to receive at Closing, and the Sellers hereby irrevocably direct Purchaser to pay to Sellers' Representative or his designees at Closing from the cash portion of the Purchase Price that would have otherwise been paid to Sellers at Closing pursuant to the first sentence of Section 2.03, a sum not to exceed $850,000 (the "Sellers' Expense Reserve"). The Sellers' Representative is hereby authorized by Sellers to utilize the Sellers' Expense Reserve for (w) the purposes of carrying out Sellers' Representative's obligations and responsibilities under this Agreement, including, without limitation, the expenses of accountants, attorneys and other professionals as the Sellers' Representative deems necessary or appropriate to hire, (x) paying all out-of-pocket expenses of the Sellers' Representative relating to the performance of his duties, (y) paying reasonable compensation to the Sellers' Representative for his services and (z) paying the legal fees and expenses of Young, Vogl, Harlick, Wilson & Simpson LLP, the brokers fee to Daniels & Associates and the other amounts specified on SCHEDULE 14.04.

     The Sellers' Representative agrees to faithfully perform his duties and responsibilities to the Sellers, but shall have no personal liability to the Sellers except for fraud or bad faith proven by clear and convincing evidence. The Sellers' Representative shall be indemnified and held harmless by Sellers for any claim, loss or expense (including reasonable attorneys fees) arising from or related to the performance of his duties and responsibilities hereunder and any and all costs of investigation and defense of any claim incurred by the Sellers' Representative shall be advanced from the Sellers' Expense Reserve.

     At such time as the Sellers' Representative determines that all or any portion of the Sellers' Expense Reserve is no longer necessary, the Sellers' Representative will disburse such amounts to the Sellers pro rata in proportion to their respective share of the Purchase Price.

     SECTION 14.05. SPECIFIC PERFORMANCE. The parties recognize and acknowledge that in the events any or all Sellers shall fail to perform its obligations under the terms of this Agreement, money damages alone will not be adequate to compensate the Purchaser. The parties, therefore, agree and acknowledge that in the event any Seller fails to perform its obligations under this Agreement prior to Closing, the Purchaser shall be entitled, in addition to any action for monetary damages, in addition to any other rights and remedies on account of such failure, to specific performance of the terms of this Agreement as to such Seller and of the covenants and obligations hereunder.

     SECTION 14.06. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California (without application of principles of conflicts of law).

     SECTION 14.07. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, which consent will not be unreasonably withheld except that Purchaser shall have the right to assign its rights under this Agreement to any institutional lender.

     SECTION 14.08. SUCCESSORS AND ASSIGNS. All agreements made and entered into in connection with this transaction shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.

     SECTION 14.09. AMENDMENTS; WAIVERS. No alteration, modification or change of this Agreement shall be valid except by an agreement in writing executed by the parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

     SECTION 14.10. ENTIRE AGREEMENT. This Agreement merges all previous negotiations and agreements between the parties hereto, either verbal or written, and constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement.

     SECTION 14.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when so executed shall be an original, but all of which together shall constitute one agreement. Facsimile signatures shall be deemed original signatures.

     SECTION 14.12. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law, but only as long as the continued validity, legality and enforceability of such provision or application does not materially (a) alter the terms of this Agreement, (b) diminish the benefits of this Agreement or (c) increase the burdens of this Agreement, for any person.

     SECTION 14.13. SECTION HEADINGS. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     SECTION 14.14. INTERPRETATION. As both parties have participated in the drafting of this Agreement, any ambiguity shall not be construed against either party as the drafter.

     SECTION 14.15. FURTHER ASSURANCES. For a period of twelve (12) months after Closing, each Seller agrees to provide to Purchaser from time to time any information that such Seller possesses with respect to the operation of the Business and Shares prior to the Closing which the Purchaser reasonably requests in the future in connection with the Purchaser's financing efforts now or in the future or in connection with any FCC or other regulatory filing.

     SECTION 14.16. THIRD PARTIES. Nothing herein, expressed or implied, is intended to or shall confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 14.17. WAIVER OF JURY TRIAL; JURISDICTION. THE PARTIES HERETO IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, COUNTERCLAIM, OR CROSS CLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. THE PARTIES HERETO SUBMIT AND AGREE, IN THE EVENT OF A DISPUTE UNDER THIS AGREEMENT, TO SUBMIT ANY SUCH DISPUTE TO THE JURISDICTION OF THE COURTS IN AND OF THE STATE OF CALIFORNIA AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA AND TO THE COURTS TO WHICH AN APPEAL OF THE DECISIONS OF SUCH COURTS MAY BE TAKEN, AND CONSENT THAT SERVICE OF PROCESS WITH RESPECT TO ALL SUCH COURTS MAY BE MADE BY REGISTERED MAIL TO THEIR RESPECTIVE ADDRESSES SET FORTH IN SECTION
14.02 HEREOF OR THE SIGNATURE PAGES HERETO.

             [THE REST OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.

                              PURCHASER:

                              DOBSON CELLULAR OF CALIFORNIA, INC.


                              By: /s/ Everett Dobson
                                  ----------------------------------------------
                                  Everett Dobson
                                  Chairman

                              THE COMPANY:

                              SANTA CRUZ CELLULAR TELEPHONE, INC.


                              By: /s/ Natubhai D. Patel
                                  ----------------------------------------------
                                  Title: President

                              SELLERS:


                                /s/ Natubhai D. Patel
                              --------------------------------------------------
                                Natubhai D. Patel

                                1819 Montecito Way
                              --------------------------------------------------

                                Burlingame, California 94010
                              --------------------------------------------------
                              Address:

                                94-3078725
                              --------------------------------------------------
                              Social Security Number/Taxpayer Identification No.

                              Shares Owned:  10,773.36290
                                           -------------------------------------
                              Options Owned: -0-
                                            ------------------------------------


                                /s/ Natubhai D. Patel
                              --------------------------------------------------
                                Natubhai D. Patel

                                1819 Montecito Way
                              --------------------------------------------------

                                Burlingame, California 94010
                              --------------------------------------------------
                              Address:

                                ###-##-####
                              --------------------------------------------------
                              Social Security Number/Taxpayer Identification No.

                              Shares Owned:  1,756.90960
                                           -------------------------------------
                              Options Owned: 695
                                            ------------------------------------


                 [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                /s/ Manubhai P. Patel
                              --------------------------------------------------
                                Manubhai P. Patel

                                c/o Natubhai Patel, 1819 Montecito Way
                              --------------------------------------------------

                                Burlingame, CA  94010
                              --------------------------------------------------
                              Address:

                                 ###-##-####
                              --------------------------------------------------
                              Social Security Number/Taxpayer Identification No.

                              Shares Owned:  1999.08805
                                           -------------------------------------
                              Options Owned: -0-
                                            ------------------------------------


                              Vipui Patel Trust


                                By: /s/ Raju Patel
                                    Raju Patel, Trustee

                                c/o Natubhai Patel, 1819 Montecito Way
                              --------------------------------------------------

                                Burlingame, CA  94010
                              --------------------------------------------------
                              Address:

                                94-6638719
                              --------------------------------------------------
                              Social Security Number/Taxpayer Identification No.

                              Shares Owned:  121.54130
                                           -------------------------------------

                              Options Owned: -0-
                                            ------------------------------------




                 [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                              Radha Patel Trust

                                By: /s/ Raju Patel
                                    --------------------------------------------
                                    Raju Patel, Trustee

                                c/o Natubhai Patel, 1819 Montecito Way
                              --------------------------------------------------

                                Burlingame, CA  94010
                              --------------------------------------------------
                              Address:

                                94-6638718
                              --------------------------------------------------
                              Social Security Number/Taxpayer Identification No.

                              Shares Owned:  350.20825
                                           -------------------------------------
                              Options Owned: -0-
                                            ------------------------------------



                                /s/ Arvind Roy
                              --------------------------------------------------
                                Arvind Roy

                                6016 Crossview Circle
                              --------------------------------------------------

                                San Jose, CA  96120
                              --------------------------------------------------
                              Address:

                                ###-##-####
                              --------------------------------------------------
                              Social Security Number/Taxpayer Identification No.

                              Shares Owned:  767.0000
                                           -------------------------------------

                              Options Owned: 585
                                            ------------------------------------





                 [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                /s/ Ashis Roy
                              --------------------------------------------------
                                Ashis Roy

                                6016 Crossview Circle
                              --------------------------------------------------

                                San Jose, CA  96120
                              --------------------------------------------------
                              Address:

                                ###-##-####
                              --------------------------------------------------
                              Social Security Number/Taxpayer Identification No.

                              Shares Owned:  62.83090
                                           -------------------------------------
                              Options Owned: -0-
                                            ------------------------------------


                              Ashis Roy Trust

                                By: /s/ Ronald Tate
                                    --------------------------------------------
                                    Ronald Tate, Trustee

                                6016 Crossview Circle
                              --------------------------------------------------

                                San Jose, CA  96120
                              --------------------------------------------------
                              Address:

                                77-6070371
                              --------------------------------------------------
                              Social Security Number/Taxpayer Identification No.

                              Shares Owned:  310.95805
                                           -------------------------------------
                              Options Owned: -0-
                                            ------------------------------------



                 [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                /s/ Bina Roy
                              --------------------------------------------------
                                Bina Roy

                                6016 Crossview Circle
                              --------------------------------------------------

                                San Jose, CA  96120
                              --------------------------------------------------
                              Address:

                                ###-##-####
                              --------------------------------------------------
                              Social Security Number/Taxpayer Identification No.

                              Shares Owned:  62.83090
                                           -------------------------------------
                              Options Owned: -0-
                                            ------------------------------------


                              Bina Roy Trust

                                By: /s/ Ronald Tate
                                    --------------------------------------------
                                    Ronald Tate, Trustee

                                6016 Crossview Circle
                              --------------------------------------------------

                                San Jose, CA  96120
                              --------------------------------------------------
                              Address:

                                77-6070373
                              --------------------------------------------------
                              Social Security Number/Taxpayer Identification No.

                              Shares Owned:  310.95815
                                           -------------------------------------
                              Options Owned: -0-
                                            ------------------------------------


                                /s/ Seema Roy
                              --------------------------------------------------
                                Seema Roy

                                6016 Crossview Circle
                              --------------------------------------------------

                                San Jose, CA  96120
                              --------------------------------------------------
                              Address:

                                ###-##-####
                              --------------------------------------------------
                              Social Security Number/Taxpayer Identification No.

                              Shares Owned:  28.12900
                                           -------------------------------------
                              Options Owned: -0-
                                            ------------------------------------

                 [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                              Seema Roy Trust

                                By: /s/ Ronald Tate
                                    --------------------------------------------
                                    Ronald Tate, Trustee

                                6016 Crossview Circle
                              --------------------------------------------------

                                San Jose, CA  96120
                              --------------------------------------------------
                              Address:

                                77-6070372
                              --------------------------------------------------
                              Social Security Number/Taxpayer Identification No.

                              Shares Owned:  310.95815
                                           -------------------------------------

                              Options Owned: -0-
                                            ------------------------------------




                 [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                           ACCEPTANCE SIGNATURE PAGE

     Reference is made to that certain Securities Purchase Agreement dated [ ], 1998 by and among Dobson Cellular of California, Inc., as Purchaser, Santa
Cruz Cellular Telephone Company, Inc., and the Shareholders and Optionholders of Santa Cruz Cellular Telephone Company (the "Agreement"). All capitalized terms used herein and not otherwise defined have the meaning given such term in the Agreement.

     The undersigned acknowledges receipt of the Offer, including a copy of the Agreement and all Exhibits and Schedules thereto and that the undersigned has read and understands same. By the execution of this Acceptance Signature Page the undersigned hereby agrees to become a party to and bound by the Agreement as a "Seller", including without limitation the Sections of the Agreement providing for the representations and warranties to, and indemnification of, Purchaser. The undersigned covenants and certifies to the Company in connection with the Agreement and to Young, Vogl, Harlick, Wilson and Simpson in connection with their opinion to be delivered pursuant to Section 7.08 of the Agreement that such securities are held free and clear of all encumbrances and that the undersigned owns of record and beneficially:

                                      1,756.90960   Shares
                                    --------------
                                          695       Options
                                    --------------

     IN WITNESS WHEREOF, the undersigned has executed this Acceptance Signature Page this __________ day of ______________________________, 1998.


                              /s/ Natubhai D. Patel
                              ------------------------------------------------
                              (Signature)

                              Natubhai D. Patel
                              ------------------------------------------------
                              Print Name

                              1819 Montecito Way, Burlingame, California 94010
                              ------------------------------------------------
                              Address



* Note: If Securities are held jointly, both parties must sign. If Securities are held in trust, the trustee or other authorized person must sign. If a California resident or resident of any community property state, both spouses must sign. [CONSULT YOUR ATTORNEY AS TO THE PROPER SIGNATURE REQUIREMENTS.]

                           ACCEPTANCE SIGNATURE PAGE

     Reference is made to that certain Securities Purchase Agreement dated [ ], 1998 by and among Dobson Cellular of California, Inc., as Purchaser, Santa
Cruz Cellular Telephone Company, Inc., and the Shareholders and Optionholders of Santa Cruz Cellular Telephone Company (the "Agreement"). All capitalized terms used herein and not otherwise defined have the meaning given such term in the Agreement.

     The undersigned acknowledges receipt of the Offer, including a copy of the Agreement and all Exhibits and Schedules thereto and that the undersigned has read and understands same. By the execution of this Acceptance Signature Page the undersigned hereby agrees to become a party to and bound by the Agreement as a "Seller", including without limitation the Sections of the Agreement providing for the representations and warranties to, and indemnification of, Purchaser. The undersigned covenants and certifies to the Company in connection with the Agreement and to Young, Vogl, Harlick, Wilson and Simpson in connection with their opinion to be delivered pursuant to Section 7.08 of the Agreement that such securities are held free and clear of all encumbrances and that the undersigned owns of record and beneficially:

                                     10,773.36290   Shares
                                    --------------
                                          -0-       Options
                                    --------------

     IN WITNESS WHEREOF, the undersigned has executed this Acceptance Signature Page this __________ day of ______________________________, 1998.


                              /s/ Natubhai D. Patel
                              ------------------------------------------------
                              (Signature)

                              Natubhai D. Patel (A.R.A.P. Partners Nominee)
                              ------------------------------------------------
                              Print Name

                              1819 Montecito Way, Burlingame, California 94010
                              ------------------------------------------------
                              Address



* Note: If Securities are held jointly, both parties must sign. If Securities are held in trust, the trustee or other authorized person must sign. If a California resident or resident of any community property state, both spouses must sign. [CONSULT YOUR ATTORNEY AS TO THE PROPER SIGNATURE REQUIREMENTS.]

                           ACCEPTANCE SIGNATURE PAGE

     Reference is made to that certain Securities Purchase Agreement dated [ ], 1998 by and among Dobson Cellular of California, Inc., as Purchaser, Santa
Cruz Cellular Telephone Company, Inc., and the Shareholders and Optionholders of Santa Cruz Cellular Telephone Company (the "Agreement"). All capitalized terms used herein and not otherwise defined have the meaning given such term in the Agreement.

     The undersigned acknowledges receipt of the Offer, including a copy of the Agreement and all Exhibits and Schedules thereto and that the undersigned has read and understands same. By the execution of this Acceptance Signature Page the undersigned hereby agrees to become a party to and bound by the Agreement as a "Seller", including without limitation the Sections of the Agreement providing for the representations and warranties to, and indemnification of, Purchaser. The undersigned covenants and certifies to the Company in connection with the Agreement and to Young, Vogl, Harlick, Wilson and Simpson in connection with their opinion to be delivered pursuant to Section 7.08 of the Agreement that such securities are held free and clear of all encumbrances and that the undersigned owns of record and beneficially:

                                      1999.08805   Shares
                                    --------------
                                          -0-      Options
                                    --------------

     IN WITNESS WHEREOF, the undersigned has executed this Acceptance Signature Page this __________ day of ______________________________, 1998.


                              /s/ Manubhai P. Patel
                              ------------------------------------------------
                              (Signature)

                              Manubhai P. Patel
                              ------------------------------------------------
                              Print Name

                              1819 Montecito Way, Burlingame, California 94010
                              ------------------------------------------------
                              Address



* Note: If Securities are held jointly, both parties must sign. If Securities are held in trust, the trustee or other authorized person must sign. If a California resident or resident of any community property state, both spouses must sign. [CONSULT YOUR ATTORNEY AS TO THE PROPER SIGNATURE REQUIREMENTS.]

                           ACCEPTANCE SIGNATURE PAGE

     Reference is made to that certain Securities Purchase Agreement dated [ ], 1998 by and among Dobson Cellular of California, Inc., as Purchaser, Santa
Cruz Cellular Telephone Company, Inc., and the Shareholders and Optionholders of Santa Cruz Cellular Telephone Company (the "Agreement"). All capitalized terms used herein and not otherwise defined have the meaning given such term in the Agreement.

     The undersigned acknowledges receipt of the Offer, including a copy of the Agreement and all Exhibits and Schedules thereto and that the undersigned has read and understands same. By the execution of this Acceptance Signature Page the undersigned hereby agrees to become a party to and bound by the Agreement as a "Seller", including without limitation the Sections of the Agreement providing for the representations and warranties to, and indemnification of, Purchaser. The undersigned covenants and certifies to the Company in connection with the Agreement and to Young, Vogl, Harlick, Wilson and Simpson in connection with their opinion to be delivered pursuant to Section 7.08 of the Agreement that such securities are held free and clear of all encumbrances and that the undersigned owns of record and beneficially:

                                       121.54130   Shares
                                    --------------
                                          -0-      Options
                                    --------------

     IN WITNESS WHEREOF, the undersigned has executed this Acceptance Signature Page this __________ day of ______________________________, 1998.


                              /s/ Raju Patel
                              ------------------------------------------------
                              (Signature)

                              Raju Patel (Vipul Patel Trust)
                              ------------------------------------------------
                              Print Name

                              1819 Montecito Way, Burlingame, California 94010
                              ------------------------------------------------
                              Address



* Note: If Securities are held jointly, both parties must sign. If Securities are held in trust, the trustee or other authorized person must sign. If a California resident or resident of any community property state, both spouses must sign. [CONSULT YOUR ATTORNEY AS TO THE PROPER SIGNATURE REQUIREMENTS.]

                           ACCEPTANCE SIGNATURE PAGE

     Reference is made to that certain Securities Purchase Agreement dated [ ], 1998 by and among Dobson Cellular of California, Inc., as Purchaser, Santa
Cruz Cellular Telephone Company, Inc., and the Shareholders and Optionholders of Santa Cruz Cellular Telephone Company (the "Agreement"). All capitalized terms used herein and not otherwise defined have the meaning given such term in the Agreement.

     The undersigned acknowledges receipt of the Offer, including a copy of the Agreement and all Exhibits and Schedules thereto and that the undersigned has read and understands same. By the execution of this Acceptance Signature Page the undersigned hereby agrees to become a party to and bound by the Agreement as a "Seller", including without limitation the Sections of the Agreement providing for the representations and warranties to, and indemnification of, Purchaser. The undersigned covenants and certifies to the Company in connection with the Agreement and to Young, Vogl, Harlick, Wilson and Simpson in connection with their opinion to be delivered pursuant to Section 7.08 of the Agreement that such securities are held free and clear of all encumbrances and that the undersigned owns of record and beneficially:

                                       350.20825   Shares
                                    --------------
                                          -0-      Options
                                    --------------

     IN WITNESS WHEREOF, the undersigned has executed this Acceptance Signature Page this __________ day of ______________________________, 1998.


                              /s/ Raju Patel
                              ------------------------------------------------
                              (Signature)

                              Raju Patel (Radha Patel Trust)
                              ------------------------------------------------
                              Print Name

                              1819 Montecito Way, Burlingame, California 94010
                              ------------------------------------------------
                              Address



* Note: If Securities are held jointly, both parties must sign. If Securities are held in trust, the trustee or other authorized person must sign. If a California resident or resident of any community property state, both spouses must sign. [CONSULT YOUR ATTORNEY AS TO THE PROPER SIGNATURE REQUIREMENTS.]

                           ACCEPTANCE SIGNATURE PAGE

     Reference is made to that certain Securities Purchase Agreement dated [ ], 1998 by and among Dobson Cellular of California, Inc., as Purchaser, Santa
Cruz Cellular Telephone Company, Inc., and the Shareholders and Optionholders of Santa Cruz Cellular Telephone Company (the "Agreement"). All capitalized terms used herein and not otherwise defined have the meaning given such term in the Agreement.

     The undersigned acknowledges receipt of the Offer, including a copy of the Agreement and all Exhibits and Schedules thereto and that the undersigned has read and understands same. By the execution of this Acceptance Signature Page the undersigned hereby agrees to become a party to and bound by the Agreement as a "Seller", including without limitation the Sections of the Agreement providing for the representations and warranties to, and indemnification of, Purchaser. The undersigned covenants and certifies to the Company in connection with the Agreement and to Young, Vogl, Harlick, Wilson and Simpson in connection with their opinion to be delivered pursuant to Section 7.08 of the Agreement that such securities are held free and clear of all encumbrances and that the undersigned owns of record and beneficially:

                                       767.0000    Shares
                                    --------------
                                          585      Options
                                    --------------

     IN WITNESS WHEREOF, the undersigned has executed this Acceptance Signature Page this __________ day of ______________________________, 1998.


                              /s/ Arvind Roy
                              ------------------------------------------------
                              (Signature)

                              Arvind Roy
                              ------------------------------------------------
                              Print Name

                              6016 Crossview Circle, San Jose, CA 96120
                              ------------------------------------------------
                              Address



* Note: If Securities are held jointly, both parties must sign. If Securities are held in trust, the trustee or other authorized person must sign. If a California resident or resident of any community property state, both spouses must sign. [CONSULT YOUR ATTORNEY AS TO THE PROPER SIGNATURE REQUIREMENTS.]

                           ACCEPTANCE SIGNATURE PAGE

     Reference is made to that certain Securities Purchase Agreement dated [ ], 1998 by and among Dobson Cellular of California, Inc., as Purchaser, Santa
Cruz Cellular Telephone Company, Inc., and the Shareholders and Optionholders of Santa Cruz Cellular Telephone Company (the "Agreement"). All capitalized terms used herein and not otherwise defined have the meaning given such term in the Agreement.

     The undersigned acknowledges receipt of the Offer, including a copy of the Agreement and all Exhibits and Schedules thereto and that the undersigned has read and understands same. By the execution of this Acceptance Signature Page the undersigned hereby agrees to become a party to and bound by the Agreement as a "Seller", including without limitation the Sections of the Agreement providing for the representations and warranties to, and indemnification of, Purchaser. The undersigned covenants and certifies to the Company in connection with the Agreement and to Young, Vogl, Harlick, Wilson and Simpson in connection with their opinion to be delivered pursuant to Section 7.08 of the Agreement that such securities are held free and clear of all encumbrances and that the undersigned owns of record and beneficially:

                                       62.83090    Shares
                                    --------------
                                          -0-      Options
                                    --------------

     IN WITNESS WHEREOF, the undersigned has executed this Acceptance Signature Page this __________ day of ______________________________, 1998.


                              /s/ Ashis Roy
                              ------------------------------------------------
                              (Signature)

                              Ashis Roy
                              ------------------------------------------------
                              Print Name

                              6016 Crossview Circle, San Jose, CA 96120
                              ------------------------------------------------
                              Address



* Note: If Securities are held jointly, both parties must sign. If Securities are held in trust, the trustee or other authorized person must sign. If a California resident or resident of any community property state, both spouses must sign. [CONSULT YOUR ATTORNEY AS TO THE PROPER SIGNATURE REQUIREMENTS.]

                           ACCEPTANCE SIGNATURE PAGE

     Reference is made to that certain Securities Purchase Agreement dated [ ], 1998 by and among Dobson Cellular of California, Inc., as Purchaser, Santa
Cruz Cellular Telephone Company, Inc., and the Shareholders and Optionholders of Santa Cruz Cellular Telephone Company (the "Agreement"). All capitalized terms used herein and not otherwise defined have the meaning given such term in the Agreement.

     The undersigned acknowledges receipt of the Offer, including a copy of the Agreement and all Exhibits and Schedules thereto and that the undersigned has read and understands same. By the execution of this Acceptance Signature Page the undersigned hereby agrees to become a party to and bound by the Agreement as a "Seller", including without limitation the Sections of the Agreement providing for the representations and warranties to, and indemnification of, Purchaser. The undersigned covenants and certifies to the Company in connection with the Agreement and to Young, Vogl, Harlick, Wilson and Simpson in connection with their opinion to be delivered pursuant to Section 7.08 of the Agreement that such securities are held free and clear of all encumbrances and that the undersigned owns of record and beneficially:

                                       310.95805    Shares
                                    --------------
                                          -0-       Options
                                    --------------

     IN WITNESS WHEREOF, the undersigned has executed this Acceptance Signature Page this __________ day of ______________________________, 1998.


                              /s/ Ron Tate
                              ------------------------------------------------
                              (Signature)

                              Ron Tate (Ashis Roy Trustee)
                              ------------------------------------------------
                              Print Name

                              6016 Crossview Circle, San Jose, CA 96120
                              ------------------------------------------------
                              Address



* Note: If Securities are held jointly, both parties must sign. If Securities are held in trust, the trustee or other authorized person must sign. If a California resident or resident of any community property state, both spouses must sign. [CONSULT YOUR ATTORNEY AS TO THE PROPER SIGNATURE REQUIREMENTS.]

                           ACCEPTANCE SIGNATURE PAGE

     Reference is made to that certain Securities Purchase Agreement dated [ ], 1998 by and among Dobson Cellular of California, Inc., as Purchaser, Santa
Cruz Cellular Telephone Company, Inc., and the Shareholders and Optionholders of Santa Cruz Cellular Telephone Company (the "Agreement"). All capitalized terms used herein and not otherwise defined have the meaning given such term in the Agreement.

     The undersigned acknowledges receipt of the Offer, including a copy of the Agreement and all Exhibits and Schedules thereto and that the undersigned has read and understands same. By the execution of this Acceptance Signature Page the undersigned hereby agrees to become a party to and bound by the Agreement as a "Seller", including without limitation the Sections of the Agreement providing for the representations and warranties to, and indemnification of, Purchaser. The undersigned covenants and certifies to the Company in connection with the Agreement and to Young, Vogl, Harlick, Wilson and Simpson in connection with their opinion to be delivered pursuant to Section 7.08 of the Agreement that such securities are held free and clear of all encumbrances and that the undersigned owns of record and beneficially:

                                       62.83090    Shares
                                    --------------
                                          -0-      Options
                                    --------------

     IN WITNESS WHEREOF, the undersigned has executed this Acceptance Signature Page this __________ day of ______________________________, 1998.


                              /s/ Bina Roy
                              ------------------------------------------------
                              (Signature)

                              Bina Roy
                              ------------------------------------------------
                              Print Name

                              6016 Crossview Circle, San Jose, CA 96120
                              ------------------------------------------------
                              Address



* Note: If Securities are held jointly, both parties must sign. If Securities are held in trust, the trustee or other authorized person must sign. If a California resident or resident of any community property state, both spouses must sign. [CONSULT YOUR ATTORNEY AS TO THE PROPER SIGNATURE REQUIREMENTS.]

                           ACCEPTANCE SIGNATURE PAGE

     Reference is made to that certain Securities Purchase Agreement dated [ ], 1998 by and among Dobson Cellular of California, Inc., as Purchaser, Santa
Cruz Cellular Telephone Company, Inc., and the Shareholders and Optionholders of Santa Cruz Cellular Telephone Company (the "Agreement"). All capitalized terms used herein and not otherwise defined have the meaning given such term in the Agreement.

     The undersigned acknowledges receipt of the Offer, including a copy of the Agreement and all Exhibits and Schedules thereto and that the undersigned has read and understands same. By the execution of this Acceptance Signature Page the undersigned hereby agrees to become a party to and bound by the Agreement as a "Seller", including without limitation the Sections of the Agreement providing for the representations and warranties to, and indemnification of, Purchaser. The undersigned covenants and certifies to the Company in connection with the Agreement and to Young, Vogl, Harlick, Wilson and Simpson in connection with their opinion to be delivered pursuant to Section 7.08 of the Agreement that such securities are held free and clear of all encumbrances and that the undersigned owns of record and beneficially:

                                       310.95815   Shares
                                    --------------
                                          -0-      Options
                                    --------------

     IN WITNESS WHEREOF, the undersigned has executed this Acceptance Signature Page this __________ day of ______________________________, 1998.


                              /s/ Ron Tate (Bina Roy Trustee)
                              ------------------------------------------------
                              (Signature)

                              Ron Tate
                              ------------------------------------------------
                              Print Name

                              6016 Crossview Circle, San Jose, CA 96120
                              ------------------------------------------------
                              Address



* Note: If Securities are held jointly, both parties must sign. If Securities are held in trust, the trustee or other authorized person must sign. If a California resident or resident of any community property state, both spouses must sign. [CONSULT YOUR ATTORNEY AS TO THE PROPER SIGNATURE REQUIREMENTS.]

                           ACCEPTANCE SIGNATURE PAGE

     Reference is made to that certain Securities Purchase Agreement dated [ ], 1998 by and among Dobson Cellular of California, Inc., as Purchaser, Santa
Cruz Cellular Telephone Company, Inc., and the Shareholders and Optionholders of Santa Cruz Cellular Telephone Company (the "Agreement"). All capitalized terms used herein and not otherwise defined have the meaning given such term in the Agreement.

     The undersigned acknowledges receipt of the Offer, including a copy of the Agreement and all Exhibits and Schedules thereto and that the undersigned has read and understands same. By the execution of this Acceptance Signature Page the undersigned hereby agrees to become a party to and bound by the Agreement as a "Seller", including without limitation the Sections of the Agreement providing for the representations and warranties to, and indemnification of, Purchaser. The undersigned covenants and certifies to the Company in connection with the Agreement and to Young, Vogl, Harlick, Wilson and Simpson in connection with their opinion to be delivered pursuant to Section 7.08 of the Agreement that such securities are held free and clear of all encumbrances and that the undersigned owns of record and beneficially:

                                       28.12900    Shares
                                    --------------
                                          -0-      Options
                                    --------------

     IN WITNESS WHEREOF, the undersigned has executed this Acceptance Signature Page this __________ day of ______________________________, 1998.


                              /s/ Seema Roy
                              ------------------------------------------------
                              (Signature)

                              Seema Roy
                              ------------------------------------------------
                              Print Name

                              6016 Crossview Circle, San Jose, CA 96120
                              ------------------------------------------------
                              Address



* Note: If Securities are held jointly, both parties must sign. If Securities are held in trust, the trustee or other authorized person must sign. If a California resident or resident of any community property state, both spouses must sign. [CONSULT YOUR ATTORNEY AS TO THE PROPER SIGNATURE REQUIREMENTS.]

                           ACCEPTANCE SIGNATURE PAGE

     Reference is made to that certain Securities Purchase Agreement dated [ ], 1998 by and among Dobson Cellular of California, Inc., as Purchaser, Santa
Cruz Cellular Telephone Company, Inc., and the Shareholders and Optionholders of Santa Cruz Cellular Telephone Company (the "Agreement"). All capitalized terms used herein and not otherwise defined have the meaning given such term in the Agreement.

     The undersigned acknowledges receipt of the Offer, including a copy of the Agreement and all Exhibits and Schedules thereto and that the undersigned has read and understands same. By the execution of this Acceptance Signature Page the undersigned hereby agrees to become a party to and bound by the Agreement as a "Seller", including without limitation the Sections of the Agreement providing for the representations and warranties to, and indemnification of, Purchaser. The undersigned covenants and certifies to the Company in connection with the Agreement and to Young, Vogl, Harlick, Wilson and Simpson in connection with their opinion to be delivered pursuant to Section 7.08 of the Agreement that such securities are held free and clear of all encumbrances and that the undersigned owns of record and beneficially:

                                       310.95815    Shares
                                    --------------
                                          -0-       Options
                                    --------------

     IN WITNESS WHEREOF, the undersigned has executed this Acceptance Signature Page this __________ day of ______________________________, 1998.


                              /s/ Ron Tate
                              ------------------------------------------------
                              (Signature)

                              Ron Tate (Seema Roy Trustee)
                              ------------------------------------------------
                              Print Name

                              6016 Crossview Circle, San Jose, CA 96120
                              ------------------------------------------------
                              Address



* Note: If Securities are held jointly, both parties must sign. If Securities are held in trust, the trustee or other authorized person must sign. If a California resident or resident of any community property state, both spouses must sign. [CONSULT YOUR ATTORNEY AS TO THE PROPER SIGNATURE REQUIREMENTS.]